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Filed Pursuant to Rule 424(B)(2)
File No: 333-108557-01

P R O S P E C T U S    S U P P L E M E N T
(To Prospectus dated October 21, 2003)

$100,000,000

Medium-Term Notes
Due Nine Months or More From Date of Issue

We plan to offer and sell notes with various terms, including the following:

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  Ranking as senior indebtedness

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  Stated maturities of nine months or more from date of issue

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  Redemption and/or repayment provisions, if applicable, whether mandatory or at our option or the option of noteholders

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  Payments in U.S. dollars or one or more foreign currencies

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  Minimum denominations of $1,000 or other specified denominations for foreign currencies

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  Book-entry (through The Depository Trust Company) or certificated form

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  Interest at fixed or floating rates, or no interest at all. The floating interest rate may be based on one or more of the following indices plus or minus a spread and/or multiplied by a spread multiplier:

o	CD rate	o	CMT rate
o	Commercial paper rate	o	Eleventh District cost of funds rate
o	Federal funds rate	o	LIBOR
o	Prime rate	o	Treasury rate
  •
  Interest payments on fixed rate notes semi-annually or otherwise

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  Interest payments on floating rate notes on a monthly, quarterly, semiannual or annual basis

We will specify the final terms for each note, which may be different from the terms described in this prospectus supplement, in the applicable pricing supplement.

        You should carefully read and consider the risk factors beginning on page S-1 of this prospectus supplement and the risk factors included in our periodic reports and other information that we file with the SEC before buying our notes.

	Public Offering Price	Agents' Discounts and Commissions	Proceeds to Us
Per Note	100%	.125%—.750%	99.875%—99.250%
Total (1)	$100,000,000	$125,000—$750,000	$99,875,000—$99,250,000

(1)
Or the equivalent in one or more foreign currencies.

        Neither the SEC nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is accurate or complete. Any representation to the contrary is a criminal offense.

        We may sell notes to the agents referred to below as principal for resale at varying or fixed offering prices or through the agents as agent using their reasonable efforts on our behalf. We may also sell notes without the assistance of any agent.

        If we sell other securities referred to in the accompanying prospectus, we may be limited in offering and selling the entire amount of notes referred to in this prospectus supplement.

Merrill Lynch & Co.
Banc One Capital Markets, Inc.
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
UBS Investment Bank
Wachovia Securities

The date of this prospectus supplement is January 7, 2004

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not, and the agents are not, making an offer of these notes in any jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates on the front of this prospectus supplement or the accompanying prospectus.

        Duke Realty Limited Partnership is an Indiana limited partnership. Our principal offices are located at 600 East 96th Street, Suite 100, Indianapolis, IN 46240 and our telephone number at that address is (317) 808-6000. Our website is located at http://www.dukerealty.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

        The following information may not contain all the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus, as well as the documents incorporated by reference in the prospectus before making an investment decision.

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

        We may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer the notes from time to time. The total initial public offering price of the notes that we may offer by use of this prospectus supplement is $100,000,000 (or the equivalent in one or more foreign currencies).

        This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of our debt securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede the information in the prospectus.

        Each time we issue notes under this prospectus supplement, we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any note, that is inconsistent with this prospectus supplement will apply and will supersede the information in this prospectus supplement.

        It is important for you to read and carefully consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" on page 43 of the attached prospectus.

RISK FACTORS

If an issue of notes is indexed, it will involve significant risks not associated with more conventional debt instruments.

        Some of the notes may be indexed to one or more currencies, commodities, interest rates or other indices or formulas. An investment in these notes involves significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include the possibility that any applicable index or formula may be subject to significant changes, that the resulting interest rate will be less than that payable on a conventional fixed rate or floating rate debt security issued by us at the same time, and that you could lose all or a substantial portion of the principal payable upon maturity of such notes. These risks depend on a number of factors beyond our control, including economic, financial and political events. In addition, if the formula used to determine the amounts payable under such notes contains a multiplier or leverage factor, the effect of any change in any applicable index or formula will be magnified. In recent years, values of certain indices and formulas have been highly volatile and such volatility may continue or increase in the future.

        Some indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index of this type typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed note.

        An index may become unavailable due to factors including war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying the index. If an index becomes unavailable, the determination of principal of or interest on an indexed note may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that alternative methods of valuation will produce values identical to those that would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed note.

        Indexed notes may be linked to indices that are not commonly utilized or have been recently developed. A lack of a trading history may make it difficult to anticipate the volatility or other risks to which a note is subject. In addition, there may be less trading in indices of this type or instruments underlying indices of this type, which could increase the volatility of the indices and decrease the value of or return on the indexed notes.

Any optional redemption feature of the notes might affect the market value of these notes.

        You should expect that we will redeem notes that are redeemable at our option when prevailing interest rates are relatively low. In such cases, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the current interest rate on such notes.

We cannot assure you that a trading market for the notes will ever develop or, if one develops, be maintained.

        Although the agents have informed us that they intend to make a market in the notes, they are not obligated to do so and they may discontinue making a market in the notes at any time without notice. If an active market does not develop, the market price and liquidity of the notes may be materially and adversely affected. Furthermore, the market value for the notes in any trading market will be affected by a number of factors unrelated to our creditworthiness. These factors include:

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  the complexity and volatility of any index or formula applicable to the notes;

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  the amount of other debt securities linked to the index or formula applicable to the notes;

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  the method of calculating the amounts payable under the notes;

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  the time remaining to the maturity of the notes;

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  the outstanding amount of the notes;

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  any redemption features of the notes; and

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  the level, direction and volatility of market interest rates generally.

        Therefore, you may not be able to sell such notes readily or at prices that will enable you to realize your anticipated yield. You should not purchase notes unless you understand and are able to bear the risk that notes may not be readily saleable, that the market value of notes will fluctuate over time and that such fluctuations may be significant.

An investment in a note denominated in a currency other than U.S. dollars entails significant risks, including the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

        These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the effective yield of such note (on a U.S. dollar basis) below its coupon rate and, in certain circumstances, could result in a loss to you on a U.S. dollar basis.

        Except as set forth below, if payment in respect of a note is required to be made in a currency other than U.S. dollars and such currency is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or is no longer used by the government of the relevant country or union or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such note will be made in U.S. dollars until such currency is again available to us or so used. The amounts payable on any date in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable pricing supplement. Any payment in respect of such note so made in U.S. dollars will not constitute an event of default under the indenture. However, if we cannot make payment in a specified currency solely because that currency has been replaced by a single European currency, such as the euro, then, beginning with the date the replacement becomes effective, we will be able to satisfy our obligations under those notes by making payment in such single European currency in conformity with legally applicable measures pursuant to the treaty establishing the European Community, as amended by the treaty on European Unity.

        The paying agent will make all determinations referred to above at its sole discretion. All determinations will, in the absence of clear error, be binding on holders of the notes.

        The information set forth in this prospectus supplement with respect to foreign currency risks is general in nature. We disclaim any responsibility to advise prospective purchasers of foreign currency notes with respect to any matters that may affect the purchase, holding or receipt of payments of principal of, premium, if any, and interest on such notes. Such persons should consult their own counsel with regard to such matters. The notes, when denominated in a foreign currency, are not an appropriate investment for investors who do not have experience with foreign currency transactions. Any pricing supplement relating to notes denominated in a specified currency other than U.S. dollars will contain information concerning historical exchange rates for that currency against the U.S. dollar and a brief description of any relevant exchange controls. We will furnish that information for informational purposes only, and you should not regard it as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

Judgments on foreign currency notes could involve additional risks of exchange rate fluctuations.

        The notes will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. In such other jurisdictions, it may not be clear whether the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date of entry of the judgment or some other date. In either case, holders of foreign currency notes could bear the risk of additional exchange rate fluctuations between the time payment were originally due and the date of conversion.

The credit ratings assigned to our medium-term note program may not reflect the potential impact of all risks related to structure and other factors on the market value of the notes.

        The credit ratings assigned to our medium-term note program reflect the rating agencies' opinion of our ability to make payments on the notes when due. The ratings do not take into account fluctuations in the market value of the notes or the possibility that payments on indexed notes may be less than anticipated because of changes in the specified index.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges was 2.26 for the nine months ended September 30, 2003. For purposes of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) before gains or losses on property sales. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

        For information on the ratios of earnings to fixed charges for prior periods, see "Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends" in the accompanying prospectus.

DESCRIPTION OF THE NOTES

General

        The following description of terms of the notes supplements the general description of the debt securities provided in the prospectus. However, the pricing supplement for each offering of notes will contain the specific information and terms for that offering. The pricing supplement may also add, update or change information contained in this prospectus supplement. It is important for you to consider the information contained in the prospectus, the prospectus supplement and the pricing supplement in making your investment decision.

        This section describes some technical concepts, and thus we occasionally use defined terms. You will find an alphabetized glossary at the end of this section that defines all of the capitalized terms used in this section that are not defined in this section.

        The Indenture.    We will issue the notes under the indenture between us and J.P. Morgan Trust Company, National Association, as trustee. We urge you to read the indenture because it, and not this description, defines your rights as holders of these notes. We have filed copies of the indenture with the SEC.

        Ranking.    The notes will be unsecured and will rank equally with all our other unsecured and unsubordinated debt obligations. The notes are effectively subordinated to mortgages and our other secured indebtedness. The notes and the indenture will not limit us from incurring additional debt and will not place any other financial restrictions on us, except as described in the attached prospectus.

        Amount.    The amount of notes we may offer with this prospectus supplement will be reduced to the extent we issue other debt securities under the prospectus. The amount of notes that we may offer with this prospectus supplement is $100 million. In addition, we may further increase the amount of notes of this series that we may issue from time to time. The indenture does not limit the amount of notes that we may offer. If a note is an Original Issue Discount Note, we will use its initial offering price to calculate the amount issued.

        Reopening of Issue.    We may, from time to time, reopen an issue of notes and issue additional notes with the same terms (including maturity and interest payment terms) as notes issued on an earlier date. After such additional notes are issued they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

        Maturity.    Each note will mature on any day nine months or more from its date of issue. However, each note may also be subject to redemption at our option and repayment at your option.

        Pricing Supplement.    The pricing supplement relating to a note will describe the following terms:

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  the specified currency;

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  whether the note is a fixed rate note, a floating rate note, an indexed note, a dual currency note, a renewable note, an extendable note or an amortizing note;

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  the issue price;

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  the original issue date;

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  the stated maturity date;

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  for a fixed rate note, the rate per annum at which it will bear interest, if any, and the date on which interest will be payable if other than May 1 and November 1;

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  for a floating rate note, the base rate, the initial interest rate, the interest reset period, the interest payment dates, the Index Maturity, the Designated LIBOR Currency, if any, the maximum interest rate, if any, the minimum interest rate, if any, the Spread and/or Spread Multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note;

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  whether the note is an Original Issue Discount Note;

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  for an indexed note, the manner in which interest payments and the principal amount payable at maturity will be determined;

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  if such note is an amortizing note, an amortization schedule;

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  whether the note may be redeemed at our option, or repaid at the holder's option prior to the stated maturity date, and, if so, the terms of the redemption or repayment;

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  whether the notes are a reopening of notes previously issued; and

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  any other terms that do not conflict with the provisions of the indenture.

        Form of the Notes.    We will issue the notes either in certificated form or in book-entry form.

        Book-Entry Notes.    When we issue notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes. These certificates will name a nominee of The Depository Trust Company, New York, New York ("DTC") as the owner of the notes. DTC maintains a computerized system that will reflect your ownership of the notes through an account you will maintain with your broker/dealer, bank, trust company or other representative. DTC's nominee will be considered the owner of your note in our records and will be the entity entitled to cast a vote regarding your note. However, DTC and the broker/dealers, banks, trust companies and other representatives that are part of DTC's computerized system are required to contact you for voting instructions.

        Certificated Notes.    When we issue notes in certificated form, you will receive a certificate evidencing your note. The trustee will issue certificated notes on our behalf and will only prepare such certificated notes at our request. The certificate will name you as the owner of the note, unless you choose to have your broker/dealer, bank, trust company or other representative hold these certificates for you. If your name appears on the certificate evidencing your note, then you will be considered the owner of your note for all purposes under the indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, you will be asked to cast the vote regarding your note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. However, this entity is required to contact you for voting instructions.

        Exchanges.    Certificated notes cannot be exchanged for book-entry notes. Book-entry notes can be exchanged for certificated notes only if:

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  DTC notifies us that it is unwilling or unable to hold global certificates or it ceases to be a clearing agency registered under the Exchange Act, and another depositary is not appointed;

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  we elect not to have the notes represented by global certificates held by a depositary; or

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  an event of default has occurred under the indenture and is continuing with respect to the notes, and beneficial owners of a majority in aggregate principal amount of the book-entry notes advise DTC to cease acting as depositary.

In these limited circumstances, we will issue to you certificated notes in exchange for the book-entry notes. There will be no service charge for this exchange, but if a tax or other governmental charge is imposed, we may require you to pay it.

        Denominations.    The notes will have minimum denominations of $1,000, increased in multiples of $1,000. The authorized denominations of notes denominated in a foreign or composite currency will be described in the pricing supplement.

Registration and Transfer of Notes

        Book-Entry Notes.    Each note issued in book-entry form will be deposited with, or on behalf of, DTC, as depository, and registered in the name of Cede & Co. (DTC's partnership nominee). If you transfer your note while it is in book-entry form, the transfer will be reflected on the computerized system at DTC. Your broker/dealer, bank, trust company or other representative will arrange for the transfer to be reflected on DTC's records.

        Certificated Notes.    In addition to acting as trustee under the indenture, the trustee also acts as our registrar for notes issued in certificated form. You may go to the trustee's office at 1 Bank One Plaza, Suite IL 1-0823, Chicago, IL 60670-0823 if you want to:

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  register the transfer of any certificated note;

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  exchange certificated notes for notes of different denominations;

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  deliver payment instructions;

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  obtain a new note to replace a note that has been lost or destroyed (you may be required to provide a document to the trustee and us agreeing to return the new certificate if the missing one is found); or

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  present notes that have matured or been redeemed in exchange for payment.

Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the DTC's rules and will be settled in immediately available funds using the DTC's Same-Day Funds Settlement System.

        Methods of Payment.    The trustee also acts as our paying agent, and will make all payments on the notes on our behalf.

        Book-Entry Notes.    The trustee will make payments of principal and interest on book-entry notes to the account of DTC's nominee by wire transfer of immediately available funds. Neither we nor the trustee will make any payments to owners of beneficial interests in book-entry notes. Instead, DTC will credit the funds to which you are entitled to the account of the broker/dealer, bank, trust company or other participant of DTC through which you hold your note. That participant, in turn, will credit these funds to your account (or the account of any other intermediary through which you hold your note).

        We understand that DTC's current practice is to credit interest payments (including interest payable at maturity) and principal payments in immediately available funds. These payments and credits will be made pursuant to the rules of DTC, in accordance with any standing instructions you have with your broker/dealer, bank, trust company or other participant in DTC through which you hold your notes and with customary practice in the broker/dealer industry. Neither we nor the trustee will be involved with, or responsible for, the movement of funds once the trustee has paid DTC.

        Certificated Notes.    If you hold certificated notes, payments of principal and interest due at maturity or earlier redemption will be paid by wire transfer of immediately available funds after you present the matured or redeemed note at the trustee's office. Interest payable at any other time will be paid by check mailed to your address as it appears in the trustee's records. If you own $10,000,000 or more of notes in certificated form, we will pay you interest prior to maturity by wire transfer of immediately available funds if you give the appropriate instructions to the trustee on or prior to the applicable record date for the interest payment. Any such wire transfer instructions received by the trustee shall remain in effect until revoked by you.

        Special Payment Provisions for Notes Denominated in a Foreign Currency.    Regardless of whether the notes are in book-entry or certificated form, all payments of principal and interest on foreign currency notes (other than dual currency notes) will be made in the currency of the notes, unless otherwise specified in the applicable pricing supplement. The trustee, or another exchange rate agent named in the pricing supplement, will convert these payments into U.S. dollars. However, you may elect to receive these amounts in the applicable foreign currency as described below.

        Any currency conversion will be based upon the highest bid quotation in New York City received by the exchange rate agent at approximately 11:00 a.m., Eastern Time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the exchange rate agent). If the exchange rate agent cannot obtain bid quotations for the conversion of the applicable foreign currency into U.S. dollars, then payments on the note will be made in the applicable foreign currency.

        If you hold certificated notes and elect to receive payment for a foreign currency note in the applicable foreign currency, you must submit a written request to the trustee at its corporate office in New York City on or before the applicable record date for an interest payment or at least 15 days before the maturity date of the note for payments at maturity. You may elect to receive all or any portion of all future payments in the applicable foreign currency and need not file a separate election for each payment. Such an election will remain in effect until you revoke it by written notice to the trustee, but the trustee must receive any such revocation notice on or before the applicable record date for an interest payment or at least 15 days before the maturity date of the note for payments at maturity. If you hold a certificated note through a broker or nominee, you should contact the broker or nominee to determine whether and how you can make an election to receive payments in the applicable foreign currency.

        When we make payments of principal and interest on foreign currency notes in U.S. dollars, we will make the payments in the same manner as payments on notes denominated in U.S. dollars, as described above. When we make payments of principal and interest on foreign currency notes in the applicable foreign currency, the payment will be made by wire transfer of immediately available funds to an account with a bank you have designated to the trustee in writing on or prior to the applicable record date for an interest payment or at least 15 days before maturity, provided the bank has the appropriate facilities and you surrender the note to the trustee in time for the trustee to make the payment in accordance with its normal procedures.

        DTC will not accept foreign currency payments. You may elect to receive foreign currency payments in respect of book-entry notes by notifying your broker/dealer, bank, trust company or other participant in DTC through which you hold notes on or before the applicable record date for an interest payment or at least 15 days prior to the maturity date of the note for payments at maturity that you have elected to receive all or a portion of the foreign currency payment in that foreign currency and by providing your broker/dealer, bank, trust company or other participant in DTC with wire transfer instructions to an account maintained in that foreign currency. The DTC participant in turn will notify DTC of your election and wire transfer instructions and DTC will pass those on to the trustee. If the trustee receives those instructions from DTC in time, you will receive payment in the foreign currency, after deduction of the trustee's currency conversion and other costs. Otherwise, you will receive payment in U.S. dollars through DTC. You may elect to receive all or any portion of all future payments in the applicable foreign currency and need not file a separate election for each payment. Such an election will remain in effect until you revoke it by written notice to the trustee, but the trustee must receive any such revocation notice on or before the applicable record date for an interest payment or at least 15 days before the maturity date of the note for payments at maturity.

        You will be responsible for the costs of any currency conversion effected by the trustee on your behalf.

Recipients of Payments

        Payments of interest on notes are generally payable to the person in whose name the note is registered at the close of business on the record date before each interest payment date. However, interest will be payable at maturity, redemption or repayment to the person to whom principal is payable, provided that if we would have made a regular interest payment on the maturity date, a redemption date or a repayment date, we will make that regular interest payment to the holder as of the regular record date, even if it is not the same person to whom we are paying the principal amount. The first interest payment on any note originally issued between a record date and an interest payment date or on an interest payment date will be made on the interest payment date after the next record date. The record date for any interest payment date will be a date (whether or not a Business Day) at least 15 calendar days immediately before the interest payment date, unless otherwise specified in the applicable pricing supplement.

Optional Redemption

        We may issue notes that permit us to redeem them prior to their maturity ("calls") or that permit you to require us to redeem them prior to their maturity ("puts"). Any such redemption provisions, including the date(s) on which the call or put may occur and whether redemptions may be made in whole or in part, will be described in the pricing supplement relating to the specific notes. Unless otherwise specified in the applicable pricing supplement, the notes will not be subject to any sinking fund.

        If we are permitted to call any notes, we will give notice of redemption to you (or the entity that is the registered holder of your notes) by mail at least 30 calendar days and not more than 60 calendar days prior to the date set for redemption.

        If you are permitted to put any notes, you must notify the trustee at least 30 calendar days and not more than 60 calendar days prior to the date set for redemption. Unless otherwise specified in the applicable pricing supplement, for any note to be repaid, the trustee must receive:

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  in the case of a certificated note, the note with the attached "Option to Elect Repayment" form completed, or a letter from a broker/dealer, bank or trust company notifying the trustee of your intent to redeem your notes and guaranteeing that you will deliver the note and the attached

    "Option to Elect Repayment" form not later than five Business Days after the date set for redemption; or

  •
  in the case of a book-entry note, instructions to such effect from the beneficial owner of the note to DTC and forwarded by DTC to the trustee.

Any notice of redemption delivered by you or by us will be irrevocable.

Open-Market Purchases

        We may, at any time, purchase notes at any price from holders of notes or in the open market. If we purchase any of our notes, we may hold them, resell them or surrender them to the trustee for cancellation.

Interest and Interest Rates

        We will pay interest (other than defaulted interest) on the Interest Payment Dates (as defined below) to registered holders of notes on the applicable record date as described below in "Fixed Rate Notes" and "Floating Rate Notes—When Interest Is Paid" in this prospectus supplement, except that interest payable at maturity, redemption or repayment will be payable to the person to whom principal is payable; provided that if we would have made a regular interest payment on the maturity date, a redemption date or a repayment date, we will make that regular interest payment to the holder as of the regular record date, even if it is not the same person to whom we are paying the principal amount. Cede & Co., as nominee for The Depository Trust Company, the depositary for the notes, will be the initial registered holder of any global notes.

        If we originally issue a note between a record date and an Interest Payment Date, we will make the first payment of interest on the Interest Payment Date following the next record date to the registered holder on that record date.

        Unless the applicable pricing supplement specifies otherwise, payments of interest on any note on any Interest Payment Date, maturity date, redemption date or repayment date will include interest accrued from and including the immediately preceding Interest Payment Date (or from and including the date of issue if no interest has been paid or duly provided for), to, but excluding, the Interest Payment Date, maturity date, redemption date or repayment date. However, in case the interest rate on a note is reset daily or weekly, unless the applicable pricing supplement specifies otherwise, the interest payments will include interest accrued only from but excluding the record date through which interest has been paid (or from and including the date of issue, if no interest has been paid) through and including the record date next preceding the applicable Interest Payment Date, except that the interest payment on maturity, redemption or repayment, as applicable, will include interest accrued to, but excluding, that date.

        The interest rates we will offer with respect to the notes may differ depending on, among other things, the aggregate principal amount of notes purchased in a single transaction.

Fixed Rate Notes

        Each fixed rate note will bear interest at the annual rate specified on the note and in the applicable pricing supplement. Interest on the fixed rate notes will be paid on May 1 and November 1 of each year or as specified in the applicable pricing supplement. Unless we specify otherwise in the applicable pricing supplement, the record date for fixed rate notes is April 15 for a May 1 Interest Payment Date, October 15 for a November 1 Interest Payment Date and a date that is at least 15 calendar days before any other Interest Payment Date, whether or not those dates are business days. Interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months or as specified in the applicable pricing supplement. In the event that any Interest Payment

Date or maturity for any fixed rate note is not a Business Day, interest on such fixed rate note will be paid on the next succeeding Business Day; however, we will not pay any additional interest due to the delay in payment.

Floating Rate Notes

        General.    Floating rate notes will bear interest based on a formula specified in the applicable pricing supplement. The formula may be based on one of the following interest rate indices, each of which is described in more detail below:

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  the CD Rate;

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  the CMT Rate;

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  the Commercial Paper Rate;

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  the Eleventh District Cost of Funds Rate;

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  the Federal Funds Rate;

  •
  LIBOR;

  •
  the Prime Rate;

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  the Treasury Rate; or

  •
  such other rate specified in the applicable pricing supplement.

        The applicable pricing supplement will also indicate the Spread and/or Spread Multiplier, if any. In addition, any floating rate note may have a maximum or minimum interest rate limitation.

        Date of Interest Rate Change.    The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually (this period is the "Interest Reset Period" and the first day of each Interest Reset Period is the "Interest Reset Date"). Unless we state otherwise in the applicable pricing supplement, the Interest Reset Dates will be:

  •
  for floating rate notes that reset daily, each Business Day;

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  for floating rate notes (other than Treasury Rate notes) that reset weekly, Wednesday of each week;

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  for Treasury Rate notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes");

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  for floating rate notes (other than Eleventh District Cost of Funds Rate Notes) that reset monthly, the third Wednesday of each month;

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  for Eleventh District Cost of Funds Rate notes, all of which reset monthly, the first calendar day of each month;

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  for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

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  for floating rate notes that reset semiannually, the third Wednesday of each of the two months specified in the pricing supplement; and

  •
  for floating rate notes that reset annually, the third Wednesday of the month specified in the pricing supplement.

        If an Interest Reset Date for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day, except that, in the case of a LIBOR note, if that Business

Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

        How Interest Is Calculated.    We will appoint a calculation agent to calculate interest rates on the floating rate notes. Unless we choose a different party in the pricing supplement, the lead agent for an issue of notes will be the calculation agent for those notes. Floating rate notes will accrue interest from and including the original issue date or the last date to which interest has been paid or provided for, as the case may be, to but excluding the applicable Interest Payment Date, as described below, or maturity, as the case may be.

        Accrued interest on floating rate notes will be calculated by multiplying the principal amount of such note (or, in the case of an indexed note, unless otherwise specified in the pricing supplement, the face amount of such indexed note) by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the interest rate in effect on that day by 360, in the case of CD Rate notes, Commercial Paper Rate notes, the Eleventh District Cost of Funds Rate notes, Federal Funds rate notes, LIBOR notes and Prime Rate notes, or by the actual number of days in the year, in the case of Treasury Rate notes or CMT Rate notes. For these calculations, the interest rate in effect on any Interest Reset Date will be the new reset rate determined as of the applicable Interest Determination Date.

        For a regular floating rate note, unless specified otherwise in the pricing supplement, the interest factor will be based on the applicable index (1) plus or minus any applicable Spread and/or (2) multiplied by any applicable Spread Multiplier.

        For a floating rate note designated as a "Floating Rate/Fixed Rate Note," unless specified otherwise in the pricing supplement, the interest factor will be based on:

  •
  the interest rate specified as the initial interest rate from the date of issue to the first Interest Reset Date;

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  the applicable index (a) plus or minus any applicable Spread and/or (b) multiplied by any applicable Spread Multiplier from the first Interest Reset Date until any specified fixed interest commencement date; and

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  a fixed interest rate specified in the pricing supplement from any fixed interest commencement date until maturity.

        For a floating rate note designated as an "Inverse Floating Rate Note," unless specified otherwise in the pricing supplement, the interest factor will be based on a fixed interest rate specified in the pricing supplement minus the applicable index (1) plus or minus any applicable Spread and/or (2) multiplied by any applicable Spread Multiplier, except that unless specified otherwise in the pricing supplement, the interest rate will not be less than zero.

        The calculation agent will round all percentages resulting from any calculation of the rate of interest on a floating rate note, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .9876545) would be rounded to 9.87655% (or .987655)) and all currency amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency note, to the nearest unit (with one-half cent or unit being rounded upward).

        When Interest Is Paid.    Unless we state otherwise in the applicable pricing supplement, we will pay interest on floating rate notes as follows:

  •
  for notes that reset daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year specified in the pricing supplement;

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  for notes that reset quarterly, on the third Wednesday of March, June, September and December of each year specified in the pricing supplement;

  •
  for notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the pricing supplement; and

  •
  for notes that reset annually, on the third Wednesday of one month of each year specified in the pricing supplement.

        Each of the above dates is an "Interest Payment Date." We will also pay interest on all notes at maturity.

        If an Interest Payment Date (other than at maturity) for any floating rate note falls on a day that is not a Business Day, it will be postponed to the following Business Day, without additional interest, except that, in the case of a LIBOR note, if that Business Day would fall in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day.

        If the maturity for a floating rate note falls on a day that is not a Business Day, we will make the payment on the next Business Day, without additional interest.

CD Rate Notes

        Each CD Rate note will bear interest at a specified rate that will be reset periodically based on the CD Rate and any Spread and/or Spread Multiplier.

        "CD Rate" means, with respect to any Interest Determination Date, the rate on that Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "CDs (secondary market)".

        The following procedures will apply if the rate cannot be set as described above:

  •
  If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the CD Rate will be the rate for negotiable certificates of deposit having the specified Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "CDs (secondary market)."

  •
  If the rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the average of the secondary market offered rates, as of 10:00 a.m., New York City time, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for negotiable certificates of deposit in a denomination of $5,000,000 of major money market banks with a remaining maturity closest to the specified Index Maturity.

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  If fewer than three dealers are providing quotes, the rate of interest on the CD Rate note will be the same as the rate of interest thereon in the prior interest period.

CMT Rate Notes

        Each CMT Rate note will bear interest at a specified rate that will be reset periodically based on the CMT Rate and any Spread or Spread Multiplier.

        "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading (or any successor heading) " . . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.", under the column for the specified Index Maturity for:

  •
  if the Designated CMT Telerate Page is 7051, the rate for the Interest Determination Date; or

  •
  if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as applicable, ended immediately preceding the week or month, as applicable, in which the Interest Determination Date occurs.

        The following procedures will apply if the rate cannot be set as described above:

  •
  If we do not specify any page, the Designated CMT Telerate Page will be 7052 for the most recent week. If that rate is no longer displayed on the relevant page, or if it is not displayed by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be the Treasury constant maturity rate for the specified Index Maturity as published in the relevant H.15(519).

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  If the rate is no longer published in H.15(519), or is not published by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate for that determination date will be the Treasury constant maturity rate for the specified Index Maturity (or other U.S. Treasury rate for such Index Maturity) for that Interest Determination Date as may then be published by either the Federal Reserve Board or the U.S. Department of the Treasury that the calculation agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

  •
  If that information is not provided by 3:00 p.m., New York City time, on the Calculation Date, then the CMT Rate will be calculated as a yield to maturity, based on the average of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date reported, according to their written records, by three leading primary U.S. government securities dealers (each, a "Reference Dealer") in The City of New York (which may include an agent or its affiliates) selected by the calculation agent. These dealers will be selected from five Reference Dealers.

    From the five Reference Dealers, the calculation agent will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the specified Index Maturity and a remaining term to maturity of not less than the specified Index Maturity minus one year.

    If two Treasury Notes with an original maturity as described in the preceding sentence have remaining terms to maturity equally close to the specified Index Maturity, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

  •
  If the calculation agent cannot obtain three Treasury Note quotations, the CMT Rate will be calculated as a yield to maturity based on the average of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on that Interest Determination Date of three Reference Dealers in The City of New York selected by the calculation agent using the same method described above, for Treasury Notes with an original maturity of the number of years that is the next highest to the specified Index Maturity with a remaining term to maturity closest to such Index Maturity and in an amount of at least $100,000,000.

    If three or four (and not five) of the Reference Dealers are providing quotes, then the CMT Rate will be based on the average of the offer prices obtained, and neither the highest nor the lowest of such quotes will be eliminated.

  •
  If fewer than three Reference Dealers are providing quotes, the rate of interest on CMT Rate notes will be the same as the rate of interest thereon in the prior interest period.

Commercial Paper Rate Notes

        Each Commercial Paper Rate note will bear interest at a specified rate that will be reset periodically based on the Commercial Paper Rate and any Spread and/or Spread Multiplier.

        "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the specified Index Maturity as published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to that Interest Determination Date under the heading "Commercial Paper—Nonfinancial."

        The following procedures will apply if the rate cannot be set as described above:

  •
  If the rate is not published in H.15(519) prior to 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate for commercial paper having the specified Index Maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Commercial Paper-Nonfinancial."

  •
  If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the average for the offered rates, as of 11:00 a.m., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for commercial paper having the specified Index Maturity placed for an industrial issuer whose bond rating is "AA," or the equivalent, by a nationally recognized rating agency.

  •
  If fewer than three dealers are providing quotes, the rate of interest on the Commercial Paper Rate note will be the same as the rate of interest thereon in the prior interest period.

Eleventh District Cost of Funds Rate Notes

        Each Eleventh District Cost of Funds Rate note will bear interest at a specified rate that will be reset periodically based on the Eleventh District Cost of Funds Rate and any Spread and/or Spread Multiplier.

        "Eleventh District Cost of Funds Rate" means, with respect to any Interest Determination Date, the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Interest Determination Date as set forth under the caption "11th District" on Telerate on page 7058 (or such other page as is specified in the applicable pricing supplement) as of 11:00 a.m., San Francisco time, on such Interest Determination Date. If such rate does not so appear, the Eleventh District Cost of Funds Rate shall be the FHLB Index for the calendar month preceding the Interest Determination Date. If the Federal Home Loan Bank of San Francisco fails to announce such rate for the calendar month next preceding such Interest Determination Date, then the rate of interest on the Eleventh District Cost of Funds Rate notes will be the same as the rate of interest thereon in the prior interest period.

Federal Funds Rate Notes

        Each Federal Funds Rate note will bear interest at a specified rate that will be reset periodically based on the Federal Funds Rate and any Spread and/or Spread Multiplier.

        "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on specified dates for Federal Funds published in H.15(519) prior to 11:00 a.m., New York City time, under the heading "Federal Funds (Effective)", as such rate is displayed on Telerate Page 120 on the Calculation Date pertaining to that Interest Determination Date.

        The following procedures will apply if the rate cannot be set as described above:

  •
  If the rate does not appear on Telerate Page 120 or is not published in H.15(519) prior to 11:00 a.m., New York City time, on the Calculation Date, then the Federal Funds Rate will be the rate on such Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Federal Funds (Effective)".

  •
  If the rate does not appear on Telerate Page 120 or is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate will be the average of the rates, as of 11:00 a.m., New York City time, on that Interest Determination Date, for the last transaction in overnight federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include an agent or its affiliates) selected by the calculation agent.

  •
  If fewer than three brokers are providing quotes, the rate of interest on the Federal Funds Rate notes will be the same as the rate of interest thereon in the prior interest period.

LIBOR Notes

        Each LIBOR note will bear interest at a specified rate that will be reset periodically based on LIBOR and any Spread and/or Spread Multiplier.

        The calculation agent will determine LIBOR on each Interest Determination Date as follows:

  •
  With respect to any Interest Determination Date, LIBOR will be generally determined as either:

  •
  If "LIBOR Reuters" is specified in the pricing supplement, the average of the offered rates for deposits in the Designated LIBOR Currency having the specified Index Maturity beginning on the second London Business Day immediately after the Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; or

  •
  If LIBOR Telerate is specified in the pricing supplement, or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the Designated LIBOR Currency having the specified Index Maturity beginning on the second London Business Day immediately after such date (or, if pounds sterling is the Designated LIBOR Currency, beginning on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date), that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on that Interest Determination Date.

  Where the first bullet point above applies, if fewer than two offered rates appear on the Designated LIBOR Page, or, where the second bullet point above applies, if no rate appears on the Designated LIBOR Page, LIBOR for that Interest Determination Date will be determined based on the rates on that Interest Determination Date at approximately 11:00 a.m., London time, at which deposits on that date in the Designated LIBOR Currency for the period of the specified Index Maturity are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent and in a principal amount of not less than $1,000,000 (or its foreign currency equivalent) that in the calculation agent's judgment is representative for a single transaction in the Designated LIBOR Currency in such market at such time (a "Representative Amount"). The offered rates must begin on the second London Business Day immediately after the Interest Determination Date (or if pounds sterling is the Designated LIBOR Currency, commencing on such Interest Determination Date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date).

    The calculation agent will request the principal London office of each of these banks to quote its rate. If the calculation agent receives at least two quotations, LIBOR will be the average of those quotations.

  •
  If the calculation agent receives fewer than two quotations, LIBOR will be the average of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in the Principal Financial Center selected by the calculation agent. The rates will be for loans in the Designated LIBOR Currency to leading European banks having the specified Index Maturity beginning on the second London Business Day after that date (or, if pounds sterling is the Designated LIBOR Currency, commencing on such date or, if euro is the Designated LIBOR Currency, beginning on the second TARGET Settlement Day immediately after such date) and in a Representative Amount.

  •
  If fewer than three banks provide quotes, the rate of interest on the LIBOR notes will be the same as the rate of interest thereon in the prior interest period.

Prime Rate Notes

        Each Prime Rate note will bear interest at a specified rate that will be reset periodically based on the Prime Rate and any Spread and/or Spread Multiplier.

        "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth on that Interest Determination Date as published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date under the heading "Bank Prime Loan."

        The following procedures will apply if the rate cannot be set as described above:

  •
  If the rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the rate as published on such Interest Determination Date in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "Bank Prime Loan".

  •
  If the rate is not published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate will be the average (rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) of the rates publicly announced by each bank on the Reuters Screen USPRIME1 Page as its prime rate or base lending rate for that Interest Determination Date.

  •
  If fewer than four, but more than one, rates appear on the Reuters Screen USPRIME1 Page, the Prime Rate will be the average of the prime rates (quoted on the basis of the actual number of days in the year divided by a 360-day year) as of the close of business on the Interest Determination Date by four major money center banks in The City of New York selected by the calculation agent.

  •
  If fewer than two rates appear, the Prime Rate will be determined based on the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least $500 million and being subject to supervision or examination by a Federal or State authority, as selected by the calculation agent.

  •
  If no banks are providing quotes, the rate of interest on the Prime Rate notes will be the same as the rate of interest thereon for the prior interest period.

Treasury Rate Notes

        Each Treasury Rate note will bear interest at a specified rate that will be reset periodically based on the Treasury Rate and any Spread and/or Spread Multiplier.

        "Treasury Rate" means, with respect to any Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury bills") having the specified Index Maturity as it appears under the caption "Investment Rate" on Telerate Page 56 or Telerate Page 57 (or any other pages as may replace such pages on such service).

        The following procedures will apply if the rate cannot be set as described above:

  •
  If, by 3:00 p.m., New York City time, on the Calculation Date for an Interest Reset Period, Treasury bills of the specified Index Maturity have been auctioned on an Interest Determination Date during that Interest Reset Period, but the rate for such Interest Determination Date does not appear on either Telerate Page 56 or Telerate Page 57, the rate will be the Bond Equivalent Yield on such Interest Determination Date of the rate for Treasury bills of the specified Index Maturity as set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day under the caption "U.S. Government securities/Treasury bills/Auction high."

  •
  If the rate cannot be set as described in the first bullet point above by 3:00 p.m., New York City time, on the Calculation Date, then the rate will be the Bond Equivalent Yield on such Interest Determination Date of the auction rate for Treasury bills of the specified Index Maturity as announced by the U.S. Department of the Treasury.

  •
  If the rate cannot be set as described in the second bullet point above by 3:00 p.m., New York City time, on the Calculation Date, or if no auction is held in a particular week, then the rate will be the Bond Equivalent Yield, on such Interest Determination Date, of the rate for Treasury bills of the specified Index Maturity as set forth in H.15(519), under the caption "U.S. Government securities/Treasury bills/Secondary Market."

  •
  If the rate cannot be set as described in the third bullet point above by 3:00 p.m., New York City time, on the Calculation Date, then the rate will be the Bond Equivalent Yield, on such Interest Determination Date, of the rate for Treasury bills of the specified Index Maturity as set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption "U.S. Government securities/Treasury bills/Secondary Market."

  •
  If the rate cannot be set as described in the fourth bullet point above by 3:00 p.m., New York City time, on the Calculation Date, then the rate will be the average of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary U.S. government securities dealers in The City of New York (which may include an agent or its affiliates) selected by the calculation agent for the issue of Treasury bills with the remaining maturity closest to the specified Index Maturity.

  •
  If the rate cannot be set as described in the fifth bullet point above, then the rate of interest on the Treasury Rate notes will be the Treasury Rate in effect on the particular Interest Determination Date.

Indexed Notes

        We may offer indexed notes under which principal or interest is determined by reference to an index related to:

  •
  the rate of exchange between the specified currency for such note and the Designated LIBOR Currency;

  •
  the difference in the price of a specified commodity on specified dates;

  •
  the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

  •
  any other objective price or economic measures described in the pricing supplement.

        We will describe the manner of determining principal and interest amounts in the pricing supplement. We will also include historical and other information regarding the index or indexes and information concerning tax consequences to holders of indexed notes.

        Interest payable on an indexed note will be based on the face amount of the note. The pricing supplement will describe whether the principal payable upon redemption or repayment prior to Maturity will be the face amount, the index principal amount at the time of redemption or repayment or some other amount.

Dual Currency Notes

        We may offer dual currency notes under which we have the option to make all payments in a currency that is different than the currency in which the notes were issued. We can only exercise this option with respect to all dual currency notes issued on the same day with the same terms.

        The pricing supplement will include related tax information and will specify the date on which we may exercise our option.

        If we elect to exercise our option to make scheduled payments in the alternate currency, we will notify you by mail within two Business Days. We will not be able to withdraw such notice once it has been mailed to you.

        Because of fluctuating exchange rates, you may receive less in interest and/or principal in the alternate currency than you would if we made payments in the notes' original currency. For further information regarding certain risks inherent in notes denominated in currencies other than U.S. dollars, see "Risk Factors" above.

Renewable Notes

        We may issue renewable notes which will bear interest at a specified rate that will be reset based on a base rate and any Spread and/or Spread Multiplier.

        The maturity of a renewable note will be automatically extended for a twelve month period on each maturity date unless you elect to terminate the automatic extension. To terminate the automatic extension of your renewable note, you must notify the trustee within the time frame specified in the pricing supplement. You may choose to maintain the automatic extension provision for a portion of your note so long as that portion equals at least $100,000 (or its foreign currency equivalent). The maturity of the renewable notes cannot be extended beyond the final maturity date specified in the pricing supplement. If you elect to terminate the automatic extension of any portion of your renewable note, you will receive payment of principal on that portion on an interest payment date falling approximately six months after the date on which the note was scheduled to be extended.

        You may revoke your election to terminate the automatic extension or any portion of your renewable note if such portion equals at least $100,000 (or its foreign currency equivalent). To revoke your election you must notify the trustee prior to the fifteenth calendar day before the portion is scheduled to mature. An election to terminate the automatic extension of a renewable note will be binding on any subsequent holder of the note unless it is properly revoked.

        We may elect to redeem the total amount or a portion of a renewable note at a redemption price of 100% of its principal amount plus accrued interest. If we decide to redeem a renewable note we will notify you by first class mail at least 30 calendar days but not more than 60 calendar days prior to the redemption date.

        We may also issue renewable notes under which the Spread and/or Spread Multiplier is reset by a remarketing agent using remarketing procedures included in the pricing supplement.

Extendible Notes

        We may issue extendible fixed or floating rate notes under which we have the option to extend the notes' stated maturity date for one or more whole years up to a date specified in the pricing supplement. If we elect to extend the notes, we must notify the trustee at least 45 calendar days and not more than 60 calendar days prior to the notes' original stated maturity date. The trustee will notify you of our decision to extend the maturity of the notes by first class mail. The notice will specify the notes' new maturity date, the interest rate applicable to the extension period and any applicable redemption provisions.

        We can increase the interest rate for the extension period by notifying the trustee at any time prior to 10:00 a.m., New York City time, on the twentieth calendar day before the extended notes are scheduled to mature. The trustee will send you notice of the increase in interest rate in a manner agreed upon by us and the trustee. We cannot revoke our election to increase the interest rate.

        If we elect to extend the maturity of an extendible note, you have the option to require us to repay such note on the maturity date then in effect at a price equal to the principal amount of the note plus any accrued interest to such date. To exercise this option you must notify the trustee at least 25 calendar days but not more than 60 calendar days prior to the date the notes are scheduled to mature. You may notify the trustee either by delivering to the trustee the note with the attached "Option to Elect Repayment" form completed, or by delivering to the trustee a letter from a broker/dealer, bank or trust company notifying the trustee of your intent to redeem your notes and guaranteeing that you will deliver the note and the attached "Option to Elect Repayment" form not later than five Business Days after the date set for redemption. You may revoke your election to be repaid at any time before 3:00 p.m., New York City time, on the twentieth calendar day prior to the date the notes are scheduled to mature.

Amortizing Notes

        We may offer amortizing notes. Unless otherwise specified in the applicable pricing supplement, interest on an amortizing note will be computed on the basis of a 360-day year of twelve 30-day months. Payments on amortizing notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount. Further information about amortizing notes including an amortization schedule will be included in the pricing supplement.

Original Issue Discount Notes

        We may from time to time offer notes ("Original Issue Discount Notes") that have an issue price (as specified in the applicable pricing supplement) that is less than 100% of the principal amount thereof, (i.e., par) by more than a percentage equal to the product of 0.25% and the number of full years to the maturity date. Original Issue Discount Notes may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an Original Issue Discount Note and par is referred to as the "Discount." In the event of redemption, repayment or acceleration of maturity of an Original Issue Discount Note, the amount payable to the holder of an Original Issue Discount Note will be equal to the sum of:

  •
  the issue price (increased by any accruals of Discount) and, in the event of any redemption of the applicable Original Issue Discount Note, if applicable, multiplied by the initial redemption percentage (as adjusted, if applicable); and

  •
  any unpaid interest accrued on the Original Issue Discount Note to the date of the redemption, repayment or acceleration of maturity, as the case may be.

        For purposes of determining the amount of Discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an Original Issue Discount Note, a Discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates for the applicable Original Issue Discount Note (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to the Original Issue Discount Note and an assumption that the maturity of an Original Issue Discount Note will not be accelerated. If the period from the date of issue to the first Interest Payment Date for an Original Issue Discount Note (the "Initial Period") is shorter than the compounding period for the Original Issue Discount Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable Discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended, certain Original Issue Discount Notes may not be treated as having original issue discount within the meaning of the Code, and notes other than Original Issue Discount Notes may be treated as issued with original issue discount for federal income tax purposes. See "Federal Income Tax Considerations."

Other Provisions, Addenda

        We may modify any provision of a note by using the section marked "Other Provisions" or by providing an addendum to the note.

Glossary

        The following is a glossary of terms used in this section.

        "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D X N 360-(D X M)	X	100

where "D" refers to the per annum rate for the security, quoted on a bank discount basis and expressed as a decimal; "N" refers to 365 or 366, as the case may be and "M" refers to the actual number of days in the period for which interest is being calculated.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to notes denominated in a foreign currency, such day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the specified currency (or, if the specified currency is euro, such day is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to LIBOR notes (other than those denominated in euro), such day is also a London Business Day.

        "Calculation Date" means the date by which the calculation agent calculates an interest rate for a floating rate note, which will be in respect of any Interest Determination Date, the earlier of (i) the tenth day after the Interest Determination Date or, if such day is not a Business Day, the next Business Day, or (ii) the Business Day immediately before the applicable interest payment date or Maturity, as the case may be (except in the case of a LIBOR note where the Calculation Date is the Interest Determination Date).

        "Designated CMT Telerate Page" means the display on Telerate (or any successor service) on the page designated in the applicable pricing supplement (or any other page as may replace such page on such service. If no such page is specified in the applicable pricing supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

        "Designated LIBOR Currency" means the currency (including composite currencies and euro) specified in the pricing supplement as to which LIBOR will be calculated. If no such currency is specified in the pricing supplement, the Designated LIBOR Currency will be U.S. dollars.

        "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the method for calculating LIBOR, the display on Telerate (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Designated LIBOR Currency.

        "euro" means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Communities, as amended.

        "FHLB Index" means the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District most recently announced by the Federal Home Loan Bank.

        "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

        "Index Maturity" for any note is the period of maturity of the instrument, obligation or index from which the interest rate is calculated.

        "Interest Determination Date" means:

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  with respect to the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, the Prime Rate and the CMT Rate, the second Business Day immediately preceding the applicable Interest Reset Date;

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  with respect to the Eleventh District Cost of Funds Rate, the last working day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the FHLB Index;

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  with respect to LIBOR, the second London Business Day immediately preceding the applicable Interest Reset Date, unless the Index Currency is (1) pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date or (2) euro, in which case the Interest Determination Date will be the second TARGET Settlement Day preceding such Interest Reset Date;

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  with respect to the Treasury Rate, the day in the week in which the applicable Interest Reset Date falls on which day Treasury bills are normally auctioned(Treasury bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday although such auction may be held on the preceding Friday); except that (1) if an auction is held on Friday of the week preceding the applicable Interest Reset Date, the Interest Determination Date will be such preceding Friday and (2) if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day; and

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  with respect to a floating rate note the interest rate of which is determined by reference to two or more interest rate bases, the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date for such floating rate note on which each Interest rate basis is determinable, with each interest rate basis determined as of such date, and the applicable interest rate taking effect on the applicable Interest Reset Date.

        "IRS" means the United States Internal Revenue Service.

        "London Business Day" means a day on which commercial banks are open for business (including dealings in the Designated LIBOR Currency) in London.

        "Money Market Yield" means a yield calculated in accordance with the following formula:

Money Market Yield =	D X 360 360-(D X M)	X	100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the period for which accrued interest is being calculated.

        "Original Issue Discount Note" means any note that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture.

        "Principal Financial Center" means (1) the capital city of the country issuing the currency in which the notes are denominated or (2) the capital city of the country to which the Designated LIBOR

Currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to the following currencies, the "Principal Financial Center" will be as indicated below:

Currency	Principal Financial Center
United States dollars	The City of New York
Australian dollars	Sydney and, if Australian dollars is the currency in which the notes are denominated, Melbourne
Canadian dollars	Toronto
South African rand	Johannesburg
Swiss francs	Zurich
euro	London

        "Reuters Screen USPRIME1 Page" means the display on the Reuters Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

        "Spread" means the number of basis points (one basis point equals one-hundredth of a percentage point) to be added to or subtracted from the interest rate of a floating rate note.

        "Spread Multiplier" means the percentage of the interest rate that may be specified in the applicable pricing supplement by which the interest rate or a floating rate note will be multiplied.

        "TARGET Settlement Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open.

        "Telerate" means Bridge Telerate, Inc. (or any successor service).

FEDERAL INCOME TAX CONSIDERATIONS

        The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of the notes. This summary is based on the Internal Revenue Code of 1986, as amended, legislative history, administrative pronouncements and practices of the Internal Revenue Service, judicial decisions and final, temporary and proposed Treasury regulations. Future changes, legislation, Treasury regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the Internal Revenue Service or will be sustained by a court if challenged by the Internal Revenue Service.

        This summary assumes that, except where otherwise specifically noted, you will acquire notes on original issue and will hold them as capital assets. It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. State, local and non-US income tax laws may differ substantially from the corresponding United States federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-US jurisdiction. In addition, this summary does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except to the extent discussed under the heading "Non-U.S. Holders" or where specifically noted. Holders receiving special treatment include, without limitation:

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  financial institutions, banks, and thrifts;

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  insurance companies;

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  tax-exempt organizations;

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  regulated investment companies and real estate investment trusts;

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  foreign corporations and partnerships and individuals who are not residents or citizens of the United States;

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  dealers in securities or currencies;

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  expatriates;

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  persons who mark-to-market the notes;

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  persons holding notes as a hedge against currency risks, as a position in a straddle, or as part of a conversion transaction; and

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  persons whose functional currency is not the United States dollar.

        Because the exact pricing and other terms of the notes will vary, no assurance can be given that the considerations described below will apply to a particular issuance of notes. Certain material United States federal income tax consequences relating to the ownership of particular notes, where applicable, will be summarized in the pricing supplement relating to such notes. Persons considering the purchase of notes should consult their tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any state, local or non-U.S. foreign taxing jurisdiction.

        As used in this section, the term "U.S. holder" means the beneficial owner of a note that is for United States federal income tax purposes either:

  •
  a citizen or resident of the United States;

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  a corporation, or a partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise;

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  an estate the income of which is subject to United States federal income taxation regardless of its source; or

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  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of such trust.

Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to be treated as United States persons, shall also be considered U.S. holders. If you are the beneficial owner of a note and are not a U.S. holder, you are a "non-U.S. holder."

        United States federal income tax treatment of a note held by an entity that is classified as a partnership or other "pass-through" entity for United States federal income tax purposes will depend on the activities of the entity and the status of the members or partners of the entity. Members or partners of an entity classified as a partnership or other "pass-through" entity for United States federal income tax purposes should consult their own tax advisors regarding the United States federal income tax consequences to them of the acquisition, ownership and disposition by such entity of the notes.

Taxation of Interest

        The taxation of interest on a note depends on whether it constitutes "qualified stated interest" (as defined below). Interest on a note that constitutes qualified stated interest is includible in a U.S. holder's income as ordinary interest income when actually or constructively received if such holder uses the cash method of accounting for United States federal income tax purposes or when accrued if such holder uses an accrual method of accounting for United States federal income tax purposes. Interest that does not constitute qualified stated interest is included in a U.S. holder's income under the rules described below under "Original Issue Discount Notes," regardless of such holder's method of accounting or under the rules described below under "Short-Term Notes" in the case of interest that is payable on a note with a maturity of one year or less from its issue date (a "Short-Term Note").

Fixed Rate Notes

        Interest on a fixed rate note will generally constitute "qualified stated interest" if the interest is unconditionally payable in cash or in property (other than debt instruments issued by us) at least annually at a single fixed rate. If a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on such note or any "true" discount on such note (i.e., the excess of the note's stated principal amount over its issue price) equal or exceeds a specified de minimis amount (discussed below under the heading "Original Issue Discount"), then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

Floating Rates Notes

        Interest on a floating rate note that is unconditionally payable in cash or in property (other than debt instruments issued by us) at least annually will constitute "qualified stated interest" if the note is a "variable rate debt instrument" ("VRDI") under the rules described below and the interest is payable at a single "qualified floating rate" or single "objective rate" (each as defined below). If the note is a

VRDI but the interest is payable other than at a single qualified floating rate or at a single objective rate, special rules apply to determine the portion of such interest that constitutes "qualified stated interest." See "Original Issue Discount—Floating Rate Notes that are VRDIs," below.

        A note is a VRDI if all of the four following conditions are met. First, the "issue price" of the note (as described below) must not exceed the total noncontingent principal payments by more than an amount equal to the lesser or (i) .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in the case of a note that provides for payment of any amount other than qualified stated interest before maturity, its weighted average maturity), and (ii) 15% of the total noncontingent principal payments.

        Second, the note must provide for stated interest (compounded or paid at least annually) at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below).

        Third, the note must provide that a qualified floating rate or objective rate in effect at any time during the term of the note is set at the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first date.

        Fourth, the note may not provide for any principal payments that are contingent except as provided in the first requirement set forth above.

        Subject to certain exceptions, a variable rate of interest on a note is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65, but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the note's issue date) will be treated as a qualified floating rate. Despite the foregoing, a variable rate will not be considered a qualified floating rate if the variable rate is subject to a cap, floor, governor (i.e., a restriction on the amount of increase or decrease in the stated interest rate) or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction (other than a cap, floor or governor that is fixed throughout the term of the note).

        Subject to certain exceptions, an "objective rate" is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is neither within our control (or the control of a related party) nor unique to our circumstances (or the circumstances of a related party). For example, an objective rate generally includes a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property (within the meaning of Section 1092(d)(1) of the Internal Revenue Code). Notwithstanding the first sentence of this paragraph, a rate on a note is not objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term. Therefore, if interest on an indexed note is determined by reference to an index the average value of which during the first half of the note's term is expected to be significantly less than or significantly greater than the average value of the rate during the final half of the note's term, such note will not be treated as a VRDI.

        An objective rate is a "qualified inverse floating rate" if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding any caps, floors, governors or similar restrictions that would not, as described above, cause a rate to fail to be a qualified floating rate).

        If interest on a note is stated as a fixed rate for an initial period of less than one year, followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate.

Original Issue Discount

        Original issue discount ("OID") with respect to a note is the excess, if any, of the note's "stated redemption price at maturity" over the note's "issue price." A note's "stated redemption price of maturity" is the sum of all payments provided by the note, whether designated as interest or as principal, other than payments of qualified stated interest. The "issue price" of a note is the first price at which a substantial amount of the notes in the issuance that includes such note is sold for money (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

        As described more fully below, U.S. holders of notes with OID that mature more than one year from their issue date generally will be required to include such OID in income as it accrues in accordance with the constant yield method described below, without regard to when the related cash payments are received. A U.S. holder's tax basis in a note is increased by each accrual of OID and decreased by each payment other than a payment of qualified stated interest.

        The amount of OID with respect to a note will be treated a zero if the OID is less than the amount equal to .0025 (which may be substituted with .00167 in the case of certain self-amortizing notes) multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity (or, in the case of a note that provides for payment of any amount other than qualified stated interest prior to maturity, the weighted average maturity of the note) (generally referred to as "de minimis OID"). If the amount of OID with respect to a note is less than that amount, the OID that is not included in payments of stated interest is generally included in income of the U.S. holder as capital gain as principal payments are made, generally in an amount equal to the product of the total OID and a fraction, the numerator of which is the amount of principal payment and the denominator of which is the total stated principal amount of the note. For this purpose, maturity is determined assuming that (i) we will exercise or not exercise any call option in a manner that will minimize the yield on the notes, and (ii) a U.S. holder will exercise or not exercise any put option, if any, in a manner that will maximize the yield on the notes.

Fixed Rate Notes

        In the case of OID with respect to a fixed rate note, the amount of OID includible in the income of a U.S. holder for any taxable year is determined under the constant yield method, as follows. First, the "yield to maturity" of the note is computed. The yield to maturity is the discount rate that, when used in computing the present value of all interest and principal payments to be made under the note, including payments of qualified stated interest, produces an amount equal to the issue price of the note. The yield to maturity must be constant over the term of the note and, when expressed as a percentage, must be calculated to at least two decimal places.

        Second, the term of the note is divided into "accrual periods." Accrual periods may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and that each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

        Third, the total amount of OID on the note is allocated among accrual periods. In general, the OID allocable to an accrual period equals the product of the "adjusted issue price" of the note at the beginning of the accrual period and the yield to maturity of the note, less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of a note at the beginning of the first accrual period is its issue price. Thereafter, the adjusted issue price of the note is its issue price, increased by the amount of OID previously includible in the gross income of any holder and decreased by the amount of any payment previously made on the note other than a payment of qualified stated interest. For purposes of computing the adjusted issue price of a note, the amount of OID previously includible in the gross income of any holder is determined without regard to "premium" and "acquisition premium," as those terms are defined below under "Premium and Acquisition Premium."

        Fourth, the "daily portions" of OID are determined by allocating to each day in an accrual period its ratable portion of the OID allocable to the accrual period.

        A U.S. holder includes in income in any taxable year the daily portions of OID for each day during the taxable year that such holder held notes. In general, under the constant yield method described above, U.S. holders will be required to include in income increasingly greater amount of OID in successive accrual periods.

Floating Rate Notes that are VRDIs

        The taxation of OID, including interest that does not constitute qualified stated interest, on a floating rate note will depend on whether the note is a "VRDI," as that term is defined above.

        If a VRDI provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof, any stated interest on the note which is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually will constitute "qualified stated interest" and will be taxed accordingly. Thus, this type of VRDI will generally not be treated as having been issued with OID unless the VRDI is issued at a "true" discount (i.e., at a price below the VRDI's stated principal amount) in excess of a specified de minimis amount. OID on such a VRDI arising from "true discount" is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), the rate that reflects the yield that is reasonably expected for the note. Qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period.

        If a note that is a VRDI does not provide for interest at a single variable rate as described above, the amount of interest and OID accruals are determined by constructing an equivalent fixed rate debt instrument, as follows.

        First, in the case of an instrument that provides for interest at one or more qualified floating rates or at a qualified inverse floating rate and, in addition, at a fixed rate, replace the fixed rate with a qualified floating rate or a qualified inverse floating rate such that the fair market value of the instrument, so modified, as of the issue date would be approximately the same as the fair market value of the unmodified instrument.

        Second, determine the fixed rate substitute for each variable rate provided by the note (or determined to be provided by the note under the first step above). The fixed rate substitute for each qualified floating rate provided by the note is the value of that qualified floating rate on the issue date.

If the note provides for two or more qualified floating rates with different intervals between interest adjustment dates (for example, the 30-day commercial paper rate and quarterly LIBOR), the fixed rate substitutes are based on intervals that are equal in length (for example, the 90-day commercial paper rate and quarterly LIBOR, or the 30-day commercial paper rate and monthly LIBOR). The fixed rate substitute for a qualified inverse floating rate is the value of the qualified inverse floating rate on the issue date. The fixed rate substitute for an objective rate, other than a qualified inverse floating rate, is a fixed rate that reflects the yield that is reasonably expected for the note.

        Third, construct an equivalent fixed rate debt instrument that has terms that are identical to those provided under the note, except that the equivalent fixed rate debt instrument provides for the fixed rate substitutes determined in the second step, in lieu of the qualified floating rates or objective rate provided by the note.

        Fourth, determine the amount of qualified stated interest and OID for the equivalent fixed rate debt instrument under the rules described above for fixed rate notes. These amounts are taken into account as if the U.S. holders held the equivalent fixed rate debt instrument. See "Taxation of Interest" and "Original Issue Discount—Fixed Rate Notes," above.

        Fifth, make appropriate adjustments for the actual values of the variable rates. In this step, qualified stated interest or OID allocable to an accrual period is increased (or decreased) if the interest actually accrued or paid during the accrual period exceeds (or is less than) the interest assumed to be accrued or paid during the accrual period under the equivalent fixed rate debt instrument.

Floating Rate Notes that are not VRDIs

        Floating rate notes that are not VRDIs ("Contingent Notes") will be taxable under rules applicable to contingent payment debt instruments (the "Contingent Debt Regulations"). Under these Treasury regulations, any contingent and noncontingent interest payments would be includible in income in a taxable year whether or not the amount of any payment is fixed or determinable in that year. To determine the amount of interest includible in the holder's income, we are first required to determine, as of the issue date, the comparable yield for the Contingent Note. The comparable yield is generally the yield at which we would issue a fixed rate debt instrument with terms and conditions similar to those of the Contingent Note (including the level of subordination, term, timing of payments and general market conditions, but not taking into consideration the riskiness of the contingencies or the liquidity of the Contingent Note). In certain cases where Contingent Notes are marketed or sold in substantial part to tax-exempt investors or other investors for whom the prescribed inclusion of interest is not expected to have a substantial effect on their U.S. income tax liability, the comparable yield for the Contingent Note, without proper evidence to the contrary, is presumed to be the "applicable federal rate," a rate based on US government obligations.

        Second, solely for tax purposes, we will construct a projected schedule of payments determined under the Contingent Debt Regulations for the Contingent Note (the "Schedule"). The Schedule is determined as of the issue date and generally remains in place throughout the term of the Contingent Note. If a right to a contingent payment is based on market information, the amount of the projected payment is the forward price of the contingent payment. If a contingent payment is not based on market information, the amount of the projected payment is the expected value of the contingent payment as of the issue date. The Schedule must produce the comparable yield determined as set forth above. Otherwise, the Schedule must be adjusted under the rules set forth in the Contingent Debt Regulations.

        Third, under the usual rules applicable to OID and based on the Schedule, the interest income on the Contingent Note for each accrual period is determined by multiplying the comparable yield of the Contingent Note (adjusted for the length of the accrual period) by the Contingent Note's adjusted issue price at the beginning of the accrual period (determined under rules set forth in the Contingent Debt

Regulations). The amount so determined is then allocated on a ratable basis to each day in the accrual period that the U.S. holder held the Contingent Note.

        Fourth, appropriate adjustments are made to the interest income determined under the foregoing rules to account for any differences between the Schedule and actual contingent payments. Under the rules set forth in the Contingent Debt Regulations, differences between the actual amounts of any contingent payments made in a calendar year and the projected amounts of such payments are generally aggregated and taken into account, in the case of a positive difference, as additional interest income, or, in the case of a negative difference, first as a reduction in interest income for such year and thereafter as ordinary loss to the extent of the amount by which the U.S. holder's total interest inclusions on the Contingent Notes exceeds the total amount of net negative adjustments treated as ordinary loss in prior taxable years. Any remaining excess will be a negative adjustment carryforward and treated as a negative adjustment in the succeeding year. If a Contingent Note is sold, exchanged, or retired, any negative adjustment carryforward from the prior year will reduce the U.S. holder's amount realized on the sale, exchange, or retirement.

        We are required to provide each holder of a Contingent Note with the applicable Schedule. If we do not create a Schedule or the Schedule is unreasonable, a U.S. holder must set its own projected payment schedule and explicitly disclose the use of such schedule and the reason therefore on a statement attached to the U.S. holder's timely filed federal income tax return for the taxable year in which the Contingent Note was acquired.

        In general, any gain realized by a U.S. holder on the sale, exchange or retirement of a Contingent Note is interest income. In general, any loss on a Contingent Note accounted for under the method described above is ordinary loss to the extent it does not exceed such holder's prior interest inclusions on the Contingent Note (net of negative adjustments treated as ordinary loss in prior taxable years). Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Other Rules

        Certain notes having OID may be redeemed prior to maturity or may be repayable at the option of the holder. Such notes may be subject to rules that differ from the general rules discussed above relating to the tax treatment of OID. We will provide additional information regarding the proper United States federal income tax treatment of such notes in the applicable pricing supplement. Purchasers of such notes with a redemption feature should consult their tax advisors with respect to such feature since the tax consequences with respect to OID will depend, in part, on the particular terms and the particular features of the purchased note.

Premium and Acquisition Premium

        If a U.S. holder purchases a note for an amount in excess of the sum of all amounts payable on the note after the date of acquisition (other than payments of qualified stated interest), the holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to the excess, and generally will not be required to include any OID in income. Generally, a U.S. holder may elect to amortize the premium as an offset to qualified stated interest income, using a constant yield method similar to that described above (see "Original Issue Discount"), over the remaining term of the note (where the note is not redeemable prior to its maturity date). In the case of notes that may be redeemed prior to maturity, the premium is calculated assuming that we or the U.S. holder will exercise or not exercise its redemption rights in a manner that maximizes the U.S. holder's yield. A U.S. holder who elects to amortize bond premium must reduce such holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the holder and may be revoked only with the consent of the Internal Revenue Service.

        If a U.S. holder purchase a note issued with OID at an "acquisition premium," the amount of OID that the U.S. holder includes in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest and (b) greater than the note's "adjusted issue price" (as described above under "Original Issue Discount—Fixed Rate Notes").

        If a note is purchased at an acquisition premium, the U.S. holder reduces the amount of OID otherwise includible in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after its acquisition by the purchaser over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

        As an alternative to reducing the amount of OID otherwise includible in income by this fraction, the U.S. holder may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

        In lieu of the foregoing rules, different rules apply in the case of Contingent Notes where a holder's tax basis in a Contingent Note is greater than the Contingent Note's adjusted issue price (determined under special rules set out in the Contingent Debt Regulations). Accordingly, prospective purchasers of Contingent Notes should consult with their tax advisors with respect to the application of these rules to Contingent Notes.

Short-Term Notes

        A Short-Term Note will be treated as having been issued with OID if the stated redemption price at maturity exceeds the issue price of the note. U.S. holders that report income for United States federal income tax purposes on an accrual method and certain other U.S. holders, including banks and dealers in securities, are required to include OID in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the OID according to a constant yield method based on daily compounding. Any interest payable on the obligation (other than OID) is included in gross income as it accrues.

        U.S. holders of a Short-Term Note who use the cash method of accounting and certain other U.S. holders are not required to accrue OID for United States federal income tax purposes, unless the holder elects to do so, with the consequence that the reporting of such income is deferred until it is received. In the case of a U.S. holder that is not required, and does not elect, to include OID in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, U.S. holders that are not required, and do not elect, to include OID in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued OID and accrued interest that is payable but that have not been included in gross income), until such deferred interest income is realized. A U.S. holder of a Short-Term Note may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than OID. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the U.S. holder's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the Internal Revenue Service. A U.S. holder's tax basis in a Short-Term Note is increased by the amount included in such holder's income on such a note.

Election to Treat All Interest as OID

        U.S. holders may elect to include in gross income all interest that accrues on a note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method described above under "Original Issue Discount." Such an election for a note with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the U.S. holder with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service. Similarly, such an election for a note with a market discount will result in a deemed election to accrue market discount in income currently for such note and for all other debt instruments acquired by the U.S. holder with market discount on or after the first day of the taxable year to which such election first applies, and may be revoked only with the permission of the Internal Revenue Service. A U.S. holder's tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Integration of Notes with Other Financial Instruments

        Any U.S. holder of notes that also acquires or has acquired any financial instrument which, in combination with such notes, would permit the calculation of a single yield to maturity or could generally constitute a VRDI of an equivalent term, may in certain circumstances treat such notes and such financial instrument as an integrated debt instrument for purposes of the Internal Revenue Code, with a single determination of issue price and the character and timing of income, deductions, gains and losses. (For purposes of determining OID, none of the payments under the integrated debt instrument will be treated as qualified stated interest.) Moreover, under the Contingent Debt Regulations, the Internal Revenue Service may require in certain circumstances that a U.S. holder who owns notes integrate such notes with a financial instrument held or acquired by such holder or a related party. U.S. holders should consult their tax advisors as to such possible integration.

Sale or Exchange of Notes

        A U.S. holder generally will recognize gain or loss upon the sale or exchange of a note equal to the difference between the amount realized upon such sale or exchange and the U.S. holder's adjusted basis in the note. The adjusted basis in the note generally will equal the cost of the note, increased by OID, acquisition discount or market discount previously included in respect thereof, and reduced (but not below zero) by any payments on the note other than payment of qualified stated interest and by any premium that the U.S. holder has taken into account. To the extent attributable to accrued but unpaid qualified stated interest, the amount realized by the U.S. holder will be treated as a payment of interest. Generally, any gain or loss will be capital gain or loss, except as provided under "Market Discount," "Short-Term Notes" and "Original Issue Discount—Floating Rate Notes that are not VRDIs," above. Special rules apply in determining the tax basis of a Contingent Note and the amount realized on the retirement of a Contingent Note.

Notes Denominated, or in Respect of Which Interest Is Payable, in a Foreign Currency

        As used in this prospectus supplement, "Foreign Currency" means a currency or currency unit other than U.S. Dollars.

        Under the terms of the notes, payments in respect of notes denominated in a Foreign Currency will be made in U.S. dollars unless the holder makes an election to receive such payments, in whole or in part, in the Foreign Currency. Even if a U.S. holder receives payments in respect of such notes in U.S. dollars, such notes will be treated as Foreign Currency notes for United States federal income tax purposes.

        In addition, under the terms of the notes, payments in respect of notes denominated in a Foreign Currency may be made in U.S. dollars to the extent that such currency is unavailable in certain circumstances. The amounts payable on any date in such Foreign Currency would be converted on the basis of the most recently available market exchange rate for such Foreign Currency or as otherwise indicated in the applicable pricing supplement. Although not entirely clear from doubt, we intend to take the position that payments in U.S. dollars in such circumstances would not result in the notes being treated as "reissued" for United States federal income tax purposes.

        Cash Method of Interest Payments.    A U.S. holder who uses the cash method of accounting for United States federal income tax purposes and who receives a payment of interest on a note (other than original issue discount) will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. holder's tax basis in such Foreign Currency.

        Accrual Method of Interest Payments.    A U.S. holder who uses the accrual method of accounting for United States federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. holder may elect, however, to translate such accrued income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to all other debt obligations held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be changed without the consent of the Internal Revenue Service. A U.S. holder should consult a tax advisor before making the above election. A U.S. holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

        Purchase, Sale and Retirement of Notes.    A U.S. holder who purchases a note with previously owned Foreign Currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. holder's tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the note, determined on the date of purchase. Except as discussed above with respect to Short-Term Notes, upon the sale, exchange or retirement of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and such U.S. holder's adjusted tax basis in the note. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. holder's income) and would be long-term capital gain or loss if the holding period for the notes is more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Payments of Interest in a Foreign Currency" above. If a U.S. holder receives Foreign Currency on such a sale, exchange or retirement the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the note is disposed of (or deemed disposed of in the case of a taxable exchange of the note for a new note). In the case of a note that is denominated in Foreign Currency and is traded on an established securities market, a cash basis U.S. holder (or, upon election, an accrual basis U.S. holder) will determine the U.S. dollar value of the amount realized by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. A U.S. holder's adjusted tax basis on a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. holder's tax basis in a note, and the amount of any subsequent adjustments to such holder's tax basis, will be the U.S. dollar value of the Foreign Currency amount paid for such note, or of the Foreign Currency amount of the adjustment, determined on the date of such purchase or adjustment.

        Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the note, determined on the date the U.S. holder acquired the note. Such Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. holder on the sale, exchange or retirement of the note.

        Original Issue Discount.    In the case of a note issued with OID or a Short-Term Note, (i) OID is determined in units of the Foreign Currency, (ii) accrued OID is translated into U.S. dollars as described in "Payments of Interest in a Foreign Currency—Accrual Method" above, and (iii) the amount of Foreign Currency gain or loss on the accrued OID is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of OID accrued, as translated above.

        Premium.    With respect to a note issued with amortizable bond premium, such premium is determined in the relevant Foreign Currency and reduces interest income in units of the Foreign Currency. Although not entirely clear, a U.S. holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

        Exchange of Foreign Currencies.    A U.S. holder will have a tax basis in any Foreign Currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such Foreign Currency; determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. holder on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

Non-U.S. Holders

        Payments of Interest.    Generally, provided that interest (including OID) on a note is not contingent on our, or a related person's, receipts, cash flow, income or profits, on any change in the value of any property we hold, or any person related to us holds, or distributions we or a related person make, interest paid by us to a non-U.S. holder will not be subject to United States federal income taxes or withholding tax if such interest (including OID, if any) is not effectively connected with the conduct of a trade or business within the United States by such non-U.S. holder and such non-U.S. holder:

  •
  does not actually or constructively own 10% or more of our capital or profits interests;

  •
  is not controlled foreign corporation related to us;

  •
  is not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; and

  •
  the non-U.S. holder appropriately certifies as to its foreign status.

        A non-U.S. holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us, or pour paying agent. If the non-U.S. holder holds the notes through a financial institution or other agent acting on the holder's behalf, the holder may be required to provide appropriate documentation to the agent. The holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

        If a non-U.S. holder does not qualify for an exemption under these rules, interest income, including OID, will be subject to withholding tax at the rate of 30% at the time such amount is paid, unless the holder provides us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable tax treaty or IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. Holder's United States trade or business. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business, such holder will be subject to United Sates Federal income tax on a net income basis at the rates applicable to United States persons generally. In addition, if you are a foreign corporation and the payment of interest is effectively connected with your United States trade or business, you may also be subject to a 30% branch profits tax.

        Sales or Exchanges or Notes.    If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on any amount which constitutes capital gain upon retirement or disposition of a note, unless any of the following is true:

  •
  Your investment in the notes is effectively connected with a United States trade or business;

  •
  If you are a non-U.S. holder who is a nonresident alien individual holding the note as a capital asset, you are present in the United States for 183 or more days in the taxable year within which sale, redemption or other disposition takes place and certain other requirements are met; or

  •
  You are subject to provisions of United States tax laws applicable to certain United States expatriates.

        If you have a United States trade or business and the investment in the notes is effectively connected with such United States trade or business, the payment of the sales proceeds with respect to the notes would be subject to United States federal income tax on a net basis at the rate applicable to United States federal income tax on a net basis at the rate applicable to United States persons generally. In addition, foreign corporations may be subject to a 30% branch profits tax if the investment in the note is effectively connected with the foreign corporation's United States trade or business.

Certain Other Notes

        The United States federal income tax consequences to a holder of the ownership and disposition of indexed notes, dual currency notes, amortizing notes, renewable notes, extendible notes, and notes issued in reopenings may vary depending upon the exact terms of the notes and such consequences are not described herein. If you plan to purchase these types of notes you should refer to the tax information included in the pricing supplement for additional information and consult your tax advisors as to the particular tax consequences of the purchase, ownership and disposition of the notes.

Backup Withholding and Information Reporting

        U.S. Holders.    We will, where required, report to the U.S. holders of notes and the Internal Revenue Service the amount of any interest paid on the notes in each calendar year and the amounts of tax withheld, if any, from those payments. Under section 3406 of the Internal Revenue Code and applicable Treasury regulations, a U.S. holder of a note may be subject to backup withholding tax with respect to payments made on the notes as well as proceeds from the disposition of notes unless the holder:

  •
  is a corporation or comes within other exempt categories and, when required, demonstrates this facet; or

  •
  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

        Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. holder's United States federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. A U.S. holder of notes who does not provide the payor with his or her correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service.

        Non-U.S. Holders.    No backup withholding or information reporting will generally be required with respect to interest on notes paid to non-U.S. holders if the beneficial owner of the note provides a statement described above in "Non-U.S. holders—Payment of Interest" or the non-U.S. holder is an exempt recipient and, in each case, the payor does not have actual knowledge that the beneficial owner is a United States person.

        Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a note effected outside of the United States by a foreign office of a "broker" (as defined in applicable Treasury regulations), provided that such broker is not:

  •
  a United States person, as defined in the Internal Revenue Code;

  •
  a controlled foreign corporation for United States federal income tax purposes;

  •
  a foreign partnership engaged in the conduct of a U.S. trade or business;

  •
  a foreign partnership that, at any time during its taxable year, has more than 50% its income or capital interests owned by U.S. persons; or

  •
  a foreign person that derives 50% or more of its gross income for certain periods form the conduct of a trade or business in the United States.

        Payment of the proceeds of any sale effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax or information reporting if such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise established an exemption. Payment of the proceeds of any sale of a note effected by the United States office of a broker will be subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above in "Non-U.S. Holders—Payment of Interest" or otherwise establishes an exemption from back-up withholding.

        If you are a non-U.S. holder of notes, you should consult your tax advisor regarding the application of information reporting and backup withholding in your particular situation, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Any amounts withheld from payments to you under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

SUPPLEMENTAL PLAN OF DISTRIBUTION

General

        We are offering the notes on a continuous basis through agents that have agreed to use their reasonable best efforts to solicit orders. We have the right to accept orders or reject proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part. We generally will pay an agent a commission ranging from .125% to .750% of the principal amount of notes they sell. The exact commission paid will be determined by the stated maturity of the notes sold. With respect to notes with stated maturities in excess of 30 years that are sold through the agents, we will negotiate the commission at the time of the related sale. We estimate our expenses incurred in connection with the offering and sale of the notes, including reimbursement of certain of the agents' expenses, will total approximately $100,000.

        We may arrange for notes to be sold through any agent or may sell notes directly to investors. If we sell notes directly to investors, no commission or discount will be paid. We also may sell notes to any agent as principal for the agent's account at a price agreed upon at the time of sale. These notes may be resold by the agent to investors at a fixed public offering price or at prevailing market prices or at a related price, as determined by the agent. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity.

        Agents may sell notes purchased from us as principal to other dealers for resale to investors and other purchasers and may provide any portion of the discount received in connection with their purchase from us to such dealers. After the initial public offering of the notes, the public offering price, the concession and the discount may be changed.

        The notes will not have an established trading market when issued. Also, the notes will not be listed on any securities exchange. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market for any notes will develop or that any notes will be sold.

        In connection with the offering of notes, the agents may engage in certain transactions that stabilize the price of notes. Such transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agents create a short position in notes, i.e., if they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement, the agents may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of such purchases.

        Neither we nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of notes. In addition, neither we nor any of the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice.

        The agents may be deemed to be "underwriters" within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or if indemnification is not allowed, to contribute to payments that they may be required to make because of those liabilities.

        We are offering the notes through the following agents: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc One Capital Markets, Inc., J.P. Morgan Securities Inc., Credit Suisse First

Boston, LLC, Deutsche Bank Securities Inc., UBS Securities LLC and Wachovia Capital Markets, LLC. We may also sell notes from time to time through one or more additional agents on substantially the same terms as those applicable to the agents named above.

        Certain of the agents and dealers and their affiliates from time to time provide investment banking and financial advisory services to us and our affiliates. J.P. Morgan Securities, Inc., one of the agents, is an affiliate of J.P. Morgan Trust Company, National Association, which is the trustee under the indenture. In addition, affiliates of Banc One Capital Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Wachovia Capital Markets LLC, UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are participants in our lines of credit.

LEGAL MATTERS

        The legality of the notes will be passed on for us by Alston & Bird LLP, Raleigh, North Carolina. Certain legal matters in connection with this offering will be passed upon for the agents by Clifford Chance US LLP, New York, New York. Clifford Chance US LLP also acts from time to time as counsel to us in matters unrelated to this offering.

PROSPECTUS

$1,170,748,000

DUKE REALTY CORPORATION

Common Stock, Preferred Stock and Depositary Shares

DUKE REALTY LIMITED PARTNERSHIP

Debt Securities

        This prospectus describes debt and equity securities that we may issue and sell at various times:

  •
  Our prospectus supplements will contain the specific terms of each issuance of debt or equity securities.

  •
  Duke Realty Corporation can issue common stock, preferred stock and depositary shares with a total offering price of up to $400,748,000 under this prospectus.

  •
  Duke Realty Limited Partnership can issue debt securities with a total offering price of up to $770,000,000 under this prospectus.

  •
  We may sell the debt and equity securities to or through underwriters, dealers or agents.

  •
  We may also sell debt and equity securities directly to investors.

        The common shares of Duke Realty Corporation are listed on the New York Stock Exchange under the trading symbol "DRE."

You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the SEC before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete.
Any representation to the contrary is a criminal offense.

The date of this prospectus is October 21, 2003.

About this Prospectus	1
Duke and the Operating Partnership	1
Use of Proceeds	2
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2
Description of Debt Securities	3
Description of Preferred Stock	14
Description of Depositary Shares	20
Description of Common Stock	24
Federal Income Tax Considerations	27
Plan of Distribution	42
Legal Matters	43
Experts	43
Where You Can Find More Information	43

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, Duke Realty Corporation, which we refer to as "Duke," may sell any combination of common stock, preferred stock and depositary shares in one or more offerings for total proceeds of up to $400,748,000, and Duke Realty Limited Partnership, which we refer to as the "Operating Partnership," may sell debt securities of various terms in one or more offerings for total proceeds of up to $770,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

DUKE AND THE OPERATING PARTNERSHIP

        Duke is a self-administered and self-managed REIT. As of June 30, 2003, we:

  •
  owned or controlled 922 industrial, office and retail properties (including 14 properties under development), consisting of more than 109 million square feet located in 13 operating platforms; and

  •
  owned or controlled more than 4,000 acres of land with an estimated future development potential of more than 63 million square feet of industrial, office and retail properties.

        We provide the following services for our properties and for certain properties owned by third parties:

  •
  leasing;

  •
  management;

  •
  construction;

  •
  development; and

  •
  other tenant-related services.

        We are one of the largest real estate companies in the United States with a concentration of operations in the Midwest and the Southeast. We believe that the Midwest and the Southeast complement each other and together offer relatively strong and stable economies compared to other regions of the United States and provide significant growth potential as a result of their established manufacturing base, skilled work force and moderate labor costs.

        Duke directly or indirectly holds all of its interests in its properties and land and it conducts all of its operations through the Operating Partnership. Duke controls the Operating Partnership as its sole general partner and owned, as of June 30, 2003, approximately 90.2% of the Operating Partnership's common units. Holders of common units in the Operating Partnership (other than Duke) may exchange them for Duke common stock on a one for one basis. When common units are exchanged for common stock, Duke's percentage interest in the Operating Partnership increases.

        Duke is an Indiana corporation that was originally incorporated in the State of Delaware in 1985, and reincorporated in the State of Indiana in 1992. The Operating Partnership is an Indiana limited partnership that was originally formed in 1993. Our executive offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, and our telephone number is (317) 808-6000.

USE OF PROCEEDS

        As required by the terms of the partnership agreement of the Operating Partnership, Duke must invest the net proceeds of any sale of common stock, preferred stock or depositary shares in the Operating Partnership in exchange for additional common units or preferred units. Unless otherwise specified in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. These purposes may include the development and acquisition of additional rental properties and other acquisition transactions, the repayment of outstanding debt and improvements to properties in our portfolio.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table shows ratios of earnings to fixed charges for Duke and the Operating Partnership for the periods shown:

	Company	Operating Partnership
Six Months Ended June 30, 2003	2.13	2.17
Year Ended December 31, 2002	2.58	2.63
Year Ended December 31, 2001	2.74	2.80
Year Ended December 31, 2000	2.21	2.26
Year Ended December 31, 1999	2.47	2.51
Year Ended December 31, 1998	2.64	2.64

        The following table shows ratios of earnings to combined fixed charges and preferred stock dividends for Duke and the Operating Partnership for the periods shown:

	Duke	Operating Partnership
Six Months Ended June 30, 2003	1.71	1.69
Year Ended December 31, 2002	1.92	1.88
Year Ended December 31, 2001	1.98	1.94
Year Ended December 31, 2000	1.70	1.68
Year Ended December 31, 1999	1.79	1.77
Year Ended December 31, 1998	2.05	2.05

        For purposes of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations before gains or losses on property sales and (if applicable) minority interest in the Operating Partnership. Fixed charges consist (if applicable) of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

DESCRIPTION OF DEBT SECURITIES

        The Operating Partnership's debt securities will be issued under an indenture between the Operating Partnership and Bank One Trust Company, N.A. (formerly known as The First National Bank of Chicago), as trustee. The trustee's office is currently located at 14 Wall Street, Eighth Floor, New York, New York 10005. We have filed the indenture with the SEC. The Trust Indenture Act of 1939 governs the indenture. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the indenture because it, and not this description, defines your rights as holders of debt securities issued by the Operating Partnership.

General

        The debt securities will be direct, unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated debt of the Operating Partnership. The debt securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender's mortgage.

        The Operating Partnership may issue debt securities in one or more series without limit as to aggregate principal amount. Duke can establish an issue of debt securities as sole general partner of the Operating Partnership by a resolution of its board of directors or by a supplemental indenture. All debt securities of one series need not be issued at the same time and a series may generally be reopened for additional issuances, without the consent of the holders of the debt securities of the series.

        The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be replaced with a successor trustee. Except as otherwise described in this prospectus, any action by a trustee may be taken only with respect to the debt securities for which it is trustee under the indenture.

        A prospectus supplement will describe the specific terms of any debt securities the Operating Partnership offers, including:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities;

  •
  the price at which the Operating Partnership will issue the debt securities;

  •
  the date on which the Operating Partnership will pay the principal of the debt securities;

  •
  the fixed or variable rate at which the debt securities will bear interest, or the method to determine the interest rate;

  •
  the basis upon which the Operating Partnership will calculate interest on the debt securities if other than a 360-day year of twelve 30-day months;

  •
  the timing and manner of making principal, interest and any premium payments on the debt securities;

  •
  the place where you may serve notices about the debt securities and the indenture, if other than as described in this prospectus;

  •
  the portion of the principal amount of the debt securities payable upon acceleration, if it is other than the full principal amount;

  •
  whether and under what conditions the Operating Partnership or the holders may redeem the debt securities;

  •
  any sinking fund or similar provisions;

  •
  the currency in which the Operating Partnership will pay principal, interest and any premium payments on the debt securities, if other than U.S. dollars;

  •
  the events of default or covenants of the debt securities, if they are different from or in addition to those described in this prospectus;

  •
  whether the Operating Partnership will issue the debt securities in certificated or book-entry form;

  •
  whether the Operating Partnership will issue the debt securities in registered or bearer form and their denominations if other than $1,000 for registered form or $5,000 for bearer form;

  •
  whether the defeasance and covenant defeasance provisions described in this prospectus apply to the debt securities or are different in any manner;

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

  •
  whether and under what circumstances the Operating Partnership will pay additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities instead of paying these amounts; and

  •
  any other terms of the debt securities.

        Some debt securities may provide for less than the entire principal amount to be payable upon acceleration of their maturity, which we refer to as "original issue discount securities." The prospectus supplement will describe any material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the prospectus supplement, the Operating Partnership will issue debt securities in denominations of:

  •
  $1,000 if they are in registered form;

  •
  $5,000 if they are in bearer form; or

  •
  any denomination if they are in global form.

        Unless otherwise specified in the prospectus supplement, the principal, interest and any premium on debt securities will be payable at the corporate trust office of the trustee. However, the Operating Partnership may choose to pay interest by check mailed to the address of the registered holder or by wire transfer of funds to the holder at an account maintained within the United States. The Operating Partnership may change the paying agent or registrar for a series of debt securities without prior notice to the holders of the debt securities, and the Operating Partnership or any of its subsidiaries may act as paying agent or registrar.

        If any interest date or a maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. For purposes of the indenture, a "business day" is any day, other than a Saturday or Sunday, on which banking institutions in New York City are open for business.

        Subject to limitations imposed upon debt securities issued in book-entry form, you may exchange debt securities for different denominations of the same series or surrender debt securities for transfer at the corporate trust office of the trustee. Every debt security surrendered for transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. The Operating Partnership will not require the holder to pay any service charge for any transfer or exchange, but the trustee or the Operating Partnership may require the holder to pay any applicable tax or other governmental charge.

        Neither the Operating Partnership nor the trustee is required to:

  •
  issue, transfer or exchange any debt security if the debt security may be among those selected for redemption during a 15-day period prior to the date of selection;

  •
  transfer or exchange any registered security selected for redemption in whole or in part, except, in the case of a registered security to be redeemed in part, the portion not to be redeemed;

  •
  exchange any bearer security selected for redemption except that the holder may exchange the bearer security for a registered security of that series if the holder simultaneously surrenders the registered security for redemption; or

  •
  issue, transfer or exchange any debt security that the holder surrenders for repayment.

Merger, Consolidation or Sale

        The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, provided that:

  •
  the Operating Partnership is the continuing entity, or the successor entity formed by the transaction or which received the transfer of assets expressly assumes payment of the principal, interest and any premium on all the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

  •
  immediately after giving effect to the transaction and treating any debt that becomes an obligation of the Operating Partnership or any subsidiary as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and

  •
  the Operating Partnership delivers to the trustee an officer's certificate and legal opinion covering these conditions.

        Except for the above restrictions, the indenture does not limit the ability of the Operating Partnership to incur debt or that would afford holders of the notes protection in the event of:

  •
  a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Duke, or any affiliate of any such party;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the debt securities.

        In addition, subject to the limitations on merger, consolidation or sale described above, the Operating Partnership may enter into transactions in the future, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership's debt or substantially reduce or eliminate its assets, which may have an adverse effect on the Operating Partnership's ability to service its debt, including the debt securities.

Financial Covenants

        Limitations on Incurrence of Debt.    The Operating Partnership will not directly or indirectly incur any debt, other than subordinate intercompany debt, if, after giving effect to the incurrence of the additional debt, the aggregate principal amount of all outstanding debt of the Operating Partnership on a consolidated basis determined in accordance with GAAP is greater than 60% of its then-current total assets.

        The Operating Partnership will also not directly or indirectly incur any debt if the ratio of consolidated income available for debt service to the amount that is expensed for interest on debt for the four most recent fiscal quarters would have been less than 1.5 to 1.0 on a pro forma basis after giving effect to the incurrence of the debt and to the application of the proceeds from the debt. In making this calculation, we assume that:

  •
  the new debt and any other debt incurred by the Operating Partnership since the first day of the four-quarter period and the application of the proceeds from the new debt, including to refinance other debt, had occurred at the beginning of the period;

  •
  the repayment or retirement of any other debt by the Operating Partnership since the first day of the four-quarter period had been repaid or retired at the beginning of the period (except that the amount of debt under any revolving credit facility is computed based upon the average daily balance of that debt during the period);

  •
  the income earned on any increase in total assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

  •
  in the case of any acquisition or disposition by the Operating Partnership of any assets since the first day of the four-quarter period, the acquisition or disposition or any related repayment of debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

        In addition, the Operating Partnership will not directly or indirectly incur any secured debt if, after giving effect to the incurrence of the additional secured debt, the aggregate principal amount of all outstanding secured debt of the Operating Partnership on a consolidated basis determined in accordance with GAAP is greater than 40% of its then-current total assets.

        Maintenance of Total Unencumbered Assets.    The Operating Partnership must maintain total unencumbered assets of at least 150% of the aggregate outstanding principal amount of all outstanding unsecured debt.

Operating Covenants

        Existence.    Except as described above under "—Merger, Consolidation or Sale," the Operating Partnership must preserve and keep in full force and effect its existence, rights and franchises. However, the Operating Partnership need not preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not materially disadvantageous to the holders of the debt securities.

        Maintenance of Properties.    The Operating Partnership must maintain all of its material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements so that we may properly and advantageously conduct our business at all times. However, the Operating Partnership may sell its properties for value in the ordinary course of business.

        Insurance.    The Operating Partnership must keep all of its insurable properties fully insured against loss or damage with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims.    The Operating Partnership must pay, before they become delinquent:

  •
  all taxes, assessments and governmental charges; and

  •
  all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property.

        However, the Operating Partnership is not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The Operating Partnership will provide the trustee and the holders of debt securities with copies of its annual reports and quarterly reports. The Operating Partnership will continue to file timely all annual, quarterly and other periodic reports with the SEC regardless of whether or not the securities laws require the Operating Partnership to do so.

Events of Default, Notice and Waiver

        The following are events of default with respect to any series of debt securities issued under the indenture:

  •
  default for 30 days in the payment of any installment of interest on any debt security of the series;

  •
  default in the payment of the principal or any premium on any debt security of the series at its maturity;

  •
  default in making any sinking fund payment as required for any debt security of the series;

  •
  default in the performance of any other covenant contained in the indenture, other than covenants that do not apply to the series, and the default continues for 60 days after notice;

  •
  default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse debt or any secured debt, if the default occurred after the expiration of any applicable grace period and resulted in the acceleration of the maturity of the debt, but only if such debt is not discharged or such acceleration is not rescinded or annulled;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary or any of their respective property; and

  •
  any other event of default provided with respect to that particular series of debt securities.

        If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the debt securities of that series are original issue discount securities or indexed securities, the prospectus supplement will describe the portion of the principal amount required to make the declaration. If this happens and the Operating Partnership thereafter cures the default, the holders of at least a majority in principal amount of outstanding debt securities of that series can void the acceleration.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to that series, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding debt security affected.

        The indenture provides that no holders of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least 25% in principal amount of the outstanding debt securities of that series and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the debt securities.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of a series (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:

  •
  is in conflict with any law or the indenture;

  •
  may subject the trustee to personal liability; or

  •
  may be unduly prejudicial to the holders not joining in the direction.

        The Operating Partnership must file annually with the trustee an officer's certificate certifying that no defaults have occurred under the indenture. The trustee must give notice to the holders of debt securities within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.

Modification of the Indenture

        At least a majority in principal amount of all outstanding debt securities or series of outstanding debt securities affected by a modification or amendment of the indenture may modify or amend the indenture. However, holders of each of the debt securities affected by the modification must consent to modifications that have the following effects:

  •
  change the stated maturity of the principal, interest or premium on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or adversely affect any right of repayment of the holder of any debt security;

  •
  change the place or currency for payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security;

  •
  reduce the percentage of outstanding debt securities of a series necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.

        The indenture provides that the holders of at least a majority in principal amount of a series of outstanding debt securities may waive compliance by the Operating Partnership with covenants relating to that series.

        The Operating Partnership and the trustee can modify the indenture without the consent of any holder for any of the following purposes:

  •
  to evidence the succession of another person to the Operating Partnership as obligor;

  •
  to add to the covenants of the Operating Partnership for the benefit of the holders or to surrender any right or power conferred upon the Operating Partnership;

  •
  to add events of default for the benefit of the holders;

  •
  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, so long as it does not materially adversely affect the interests of any of the holders;

  •
  to change or eliminate any provision of the indenture, so long as any such change or elimination becomes effective only when there are no debt securities outstanding of any series previously created which are entitled to the benefit of those provisions;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders; or

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series, so long as the action does not materially adversely affect the interests of any of the holders.

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding is the amount of its principal that would be due and payable as of the date of determination upon declaration of acceleration of maturity;

  •
  the principal amount of a debt security denominated in a foreign currency that is deemed outstanding is the U.S. dollar equivalent of the principal amount, determined on the issue date for the debt security;

  •
  the principal amount of an indexed security that is deemed outstanding is the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security; and

  •
  debt securities that are directly or indirectly owned by the Operating Partnership are disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. The trustee, the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series may call a meeting. Except for any consent that the holder of each debt security affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of the series affected thereby, or of the holders of such series and one or more additional series of debt securities:

  •
  there will be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        The Operating Partnership may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.

        As long as the holders of the debt securities will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

  •
  to defease and discharge itself from all of its obligations with respect to the debt securities, which we refer to as "defeasance"; or

  •
  to release itself from its obligations under particular sections of the indenture, which we refer to as "covenant defeasance."

        In order to make a defeasance election, the Operating Partnership must irrevocably deposit with the trustee a sufficient amount to pay the principal, interest and any premium on the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the scheduled due dates. The deposit may be either an amount in the currency in which the debt securities are payable at stated maturity, or government obligations, or a combination of both.

        If the Operating Partnership elects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default still applicable to the debt securities, the amounts deposited with the trustee may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. If this occurs, the Operating Partnership will remain liable to make payment of these amounts due at the time of acceleration.

        The prospectus supplement may further describe any provisions permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

No Conversion Rights

        The debt securities will not be convertible into or exchangeable for any capital stock of Duke or equity interests in the Operating Partnership.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Payments of principal, interest and any premium on a series of debt securities represented by a global security will be made to the depositary.

        We anticipate that any global securities will be deposited with The Depository Trust Company, New York, New York, that the global securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depository arrangements with respect to the global securities. The prospectus supplement will describe additional or differing terms of the depository arrangement involving any series of debt securities issued in the form of global securities.

        So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by the global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities in the form of a certificate; and

  •
  will not be considered the record owners or holders of debt securities under the indenture.

        The laws of some states require that purchasers of securities take physical delivery of the securities in certificated form. These laws may limit the transferability of beneficial interests in a global security.

        Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

  •
  DTC notifies us that is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and the Operating Partnership does not appoint a successor depository within 90 days;

  •
  an event of default under the indenture with respect to the debt securities has occurred and is continuing and the beneficial owners representing a majority in principal amount of the debt securities represented by the global security advise DTC to cease acting as depository; or

  •
  the Operating Partnership determines at any time that all debt securities of a series will no longer be represented by a global security.

        We obtained the following information concerning DTC and its book-entry system from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co., which is DTC's partnership nominee.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve

System, a "clearing corporation" within the meaning of the New York Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. A number of the direct participants and the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers own DTC. Access to DTC's system also is available to others, including securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each beneficial owner or each actual purchaser of each debt security is to be recorded on the direct and indirect participants' records. A beneficial owner of debt securities will not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, unless the use of the book-entry system for the debt securities is discontinued.

        To facilitate subsequent transfers, any certificate representing debt securities that is deposited with, or on behalf of, DTC is registered in the name of its nominee, Cede & Co. The deposit of the certificate with, or on behalf of, DTC and its registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the certificate representing the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners, will be governed by arrangements among them and any statutory or regulatory requirements.

        Neither DTC nor Cede & Co. will consent or vote with respect to the debt securities. Under its usual procedures, DTC mails an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified on a list attached to the omnibus proxy to whose accounts the debt securities are credited on the record date.

        Principal, interest and any premium payments on the debt securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payable date with respect to their holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the trustee, or the paying agent, subject to any statutory or regulatory requirements. Payment of principal and interest to DTC is the responsibility of the Operating Partnership or the trustee or any paying agent. Disbursement of payments to direct participants will be the responsibility of DTC. Disbursement of payments to the beneficial owners will be the responsibility of the direct and indirect participants.

        If applicable, redemption notices will be sent to Cede & Co. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice of any option to elect to have its debt securities repaid by the Operating Partnership, through its participant, to the trustee, and will effect delivery of the debt securities by causing the direct participant to transfer the participant's interest in the global security or securities representing the debt securities, on DTC's records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participants on DTC's records.

        DTC may discontinue providing its services as securities depository with respect to a series of debt securities at any time by giving reasonable notice to the Operating Partnership or the paying agent. If a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        Unless stated otherwise in the applicable prospectus supplement, any underwriters, dealers or agents with respect to any series of debt securities issued as global securities will be direct participants in DTC.

        None of the Operating Partnership, Duke, any underwriter, dealer or agent, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to these beneficial interests.

        Any additional or different terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

DESCRIPTION OF PREFERRED STOCK

General

        Under Duke's articles of incorporation, the board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series and with rights, preferences, privileges and restrictions that they may fix or designate without any further vote or action by Duke's shareholders. As of June 30, 2003, the following series of preferred stock are outstanding:

  •
  7.99% Series B Cumulative Redeemable Preferred Stock, of which 265,000 shares are outstanding;

  •
  7.375% Series D Convertible Cumulative Redeemable Preferred Stock, of which 534,000 shares are outstanding;

  •
  8.25% Series E Cumulative Redeemable Preferred Stock, of which 400,000 shares are outstanding; and

  •
  8.45% Series I Cumulative Redeemable Preferred Stock, of which 300,000 shares are outstanding.

        In addition, Duke sold 400,000 shares of 6.625% Series J Cumulative Redeemable Preferred Stock on August 25, 2003.

Terms

        When Duke issues preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

        An amendment that will become part of Duke's articles of incorporation will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

  •
  the title and stated value;

  •
  the number of shares, liquidation preference and offering price;

  •
  the dividend rate, dividend periods and payment dates;

  •
  the date on which dividends begin to accrue or accumulate;

  •
  any auction and remarketing procedures;

  •
  any retirement or sinking fund requirement;

  •
  the price and the terms and conditions of any redemption right;

  •
  the price and the terms and conditions of any conversion or exchange right;

  •
  any listing on any securities exchange;

  •
  whether interests will be represented by depositary shares;

  •
  any voting rights;

  •
  the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer; and

  •
  any other specific terms, preferences, rights, limitations or restrictions.

Rank

        Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:

  •
  senior to Duke's common stock and to all other equity securities ranking junior to the preferred stock;

  •
  on a parity with all equity securities issued by Duke which by their terms rank on a parity with the preferred stock; and

  •
  junior to all equity securities, not including convertible debt securities, issued by Duke which by their terms rank senior to the preferred stock.

Dividends

        If declared by Duke's board of directors, preferred shareholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. Duke will pay dividends to shareholders of record on the record date fixed by Duke's board of directors.

        The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and Duke's board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and Duke will have no obligation to pay an accrued dividend later for the missed dividend period, whether or not the board of directors declares dividends on the series on any future date.

        If any preferred stock is outstanding, Duke will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, its common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in or conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, Duke has declared and paid full cumulative dividends for all past and current dividend periods or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series; or

  •
  if the series of preferred stock does not have cumulative dividends, Duke has declared and paid full dividends for the current dividend period or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series.

        When Duke does not pay dividends on shares from more than one series of preferred stock ranking in parity as to dividends in full (or has not reserved a sufficient sum for full payment), all of these dividends will be declared pro rata so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will they include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.

Redemption

        If specified in the prospectus supplement, Duke will have the right to redeem all or any part of the preferred stock in each series at its option, or the preferred stock will be subject to mandatory redemption. The redemption price may be payable in cash or other property.

        If the series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify:

  •
  the number of shares Duke will redeem in each year;

  •
  the date after which Duke may or must commence the redemption; and

  •
  the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.

        Duke will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, Duke has declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or

  •
  if the series of preferred stock does not have cumulative dividends, Duke has declared and paid full dividends for the current dividend period or declared and reserved funds for payment.

        Duke may, however, purchase or acquire preferred stock of any series to preserve its status as a REIT or pursuant to an offer made on the same terms to all holders of preferred stock of that series.

        If Duke redeems fewer than all outstanding shares of preferred stock of any series, it will determine the number of shares to be redeemed and whether it will redeem shares pro rata by shares held or shares requested to be redeemed or by lot in a manner determined by Duke.

        Duke will mail redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place to surrender certificates for payment of the redemption price;

  •
  that dividends on the shares redeemed will cease to accrue on the redemption date; and

  •
  the date upon which any conversion rights will terminate.

        If Duke redeems fewer than all outstanding shares of a series of preferred stock, the notice will also specify the number of shares Duke will redeem from each holder. If Duke gives notice of redemption and has set aside sufficient funds necessary for the redemption in trust for the benefit of stock it will redeem, then dividends will thereafter cease to accrue and all rights of the holders of the shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        If Duke liquidates, dissolves or winds up its affairs, then holders of each series of preferred stock will receive out of Duke's legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before Duke makes any distributions to holders of its common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of Duke's remaining assets. In the event that Duke's assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with its preferred stock, then Duke will distribute its assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.

        After Duke has paid liquidating distributions in full to all holders of its preferred stock, it will distribute its remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, a consolidation or merger of Duke with any other corporation or entity, or a sale, lease or conveyance of all or substantially all of Duke's property or business, does not constitute a liquidation, dissolution or winding up of Duke's affairs.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as set forth below or in the prospectus supplement or as otherwise required by law.

        Whenever Duke has not paid dividends on any shares of preferred stock for six or more consecutive quarterly periods, the holders of such shares may vote, separately as a class with all other series of preferred stock on which Duke has not paid dividends, for the election of two additional directors of Duke. In this event, Duke's board of directors will be increased by two directors. The holders of record of at least 10% of any series of preferred stock on which Duke has not paid dividends may call a special meeting to elect these additional directors unless Duke receives the request less than 90 days before the date of the next annual or special meeting of shareholders. Whether or not the holders call a special meeting, the holders of a series of preferred stock on which Duke has not paid dividends may vote for the additional directors at the next annual meeting of shareholders and at each subsequent annual meeting until:

  •
  if the series of preferred stock has a cumulative dividend, Duke has fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or Duke has declared the unpaid dividends and set apart a sufficient sum for their payment; or

  •
  if the series of preferred stock does not have a cumulative dividend, Duke has fully paid four consecutive quarterly dividends, or Duke has declared the dividends and set apart a sufficient sum for their payment.

        Unless the prospectus supplement provides otherwise, Duke cannot take any of the following actions without the affirmative vote of holders of at least two-thirds of the outstanding shares of each series of preferred stock:

  •
  authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  reclassify any authorized capital stock into shares ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  issue any obligation or security convertible into or evidencing the right to purchase any share ranking senior to the series of preferred stock as to dividends or liquidation distributions; or

  •
  amend, alter or repeal any provision of Duke's articles of incorporation, whether by merger, consolidation or other event, in a manner that materially and adversely affects any right, preference, privilege or voting power of the preferred stock.

        For these purposes, the following events do not materially and adversely affect a series of preferred stock:

  •
  an increase in the amount of the authorized shares of preferred stock;

  •
  the creation or issuance of any other series of preferred stock; or

  •
  an increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions.

        The holders of a series of preferred stock will have no voting rights, however, if Duke redeems or calls for redemption all outstanding shares of the series and deposits sufficient funds in a trust to effect the redemption on or before the time the act occurs requiring the vote.

        Under Indiana law, holders of each series of preferred stock are entitled to vote as a class upon any proposed amendment to Duke's articles of incorporation, if the amendment would:

  •
  increase or decrease the aggregate number of authorized shares of such series;

  •
  effect an exchange or reclassification of all or part of the shares of the series into shares of another series;

  •
  effect an exchange or reclassification or create the right of exchange of all or part of the shares of another class or series into shares of the series;

  •
  change the designation, rights, preferences or limitations of all or a part of the shares of the series;

  •
  change the shares of all or part of the series into a different number of shares of the same series;

  •
  create a new series having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the series;

  •
  increase the rights, preferences or number of authorized shares of any class or series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the series;

  •
  limit or deny an existing preemptive right of all or part of the shares of the series; or

  •
  cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the series.

Conversion Rights

        If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:

  •
  the number of shares of common stock into which the shares of preferred stock are convertible;

  •
  the conversion price or manner by which Duke will calculate the conversion price;

  •
  the conversion period;

  •
  whether conversion will be at the option of the holders of the preferred stock or Duke;

  •
  any events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the series of preferred stock.

Shareholder Liability

        Indiana law provides that no shareholder, including holders of preferred stock, will be personally liable for Duke's acts and obligations and that Duke's funds and property are the only recourse for its acts or obligations.

Restrictions On Ownership

        As discussed below under "Description of Common Stock—Restrictions on Ownership," for Duke to qualify as a REIT, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. As a result, Duke's articles of incorporation provide generally for certain restrictions on transfer of Duke's issued and outstanding capital stock. The amendment to Duke's articles of incorporation designating the terms of each series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Transfer Agent

        The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

        Duke may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. Duke will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among Duke, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

        Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after Duke issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

        The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

        If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and Duke approves, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

        Unless Duke has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Whenever Duke redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If Duke intends to redeem less than all of the underlying preferred stock, Duke and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by Duke that preserves its REIT status.

        On the redemption date:

  •
  all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

  •
  Duke and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

  •
  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

        When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder's depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

        In the event of Duke's liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

        Depositary shares will not themselves be convertible into common stock or any other securities or property of Duke. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of Duke's preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, Duke will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. Duke will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, Duke will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        Duke and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, Duke and the depositary may not make any amendment that:

  •
  would materially and adversely alter the rights of the holders of depositary shares; or

  •
  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

        Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        Duke may terminate a deposit agreement upon not less than 30 days' prior written notice to the depositary if:

  •
  the termination is necessary to preserve Duke's REIT status; or

  •
  a majority of each series of preferred stock affected by the termination consents to the termination.

        Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If Duke terminates a deposit agreement to preserve its status as a REIT, then Duke will use its best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

        In addition, a deposit agreement will automatically terminate if:

  •
  Duke has redeemed all underlying preferred stock subject to the agreement;

  •
  a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

  •
  each share of the underlying preferred stock has been converted into other capital stock of Duke not represented by depositary shares.

Charges of a Preferred Stock Depositary

        Duke will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, Duke will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to Duke notice of its election to resign. Duke may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. Duke will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

        The depositary will forward to the holders of depositary shares any reports and communications from Duke with respect to the underlying preferred stock.

        Neither the depositary nor Duke will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of Duke and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither Duke nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

        Duke and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

        In the event a depositary receives conflicting claims, requests or instructions from Duke and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from Duke.

Depositary

        The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

        The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF COMMON STOCK

General

        Duke's authorized capital stock includes 250,000,000 shares of common stock, $.01 par value per share. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Holders of common stock have no preemptive rights.

        Furthermore, holders of common stock have no right to cumulative voting for the election of directors. Consequently, because each member of Duke's board of directors serves only a one-year term, the holders of a majority of the shares of common stock voting are able to elect all of the directors at each annual shareholders' meeting.

        Duke's shares of common stock currently outstanding are listed on the New York Stock Exchange. Duke will apply to the New York Stock Exchange to list additional shares of common stock to be sold pursuant to any prospectus supplement, and Duke anticipates that any such shares will be listed on the New York Stock Exchange.

        All shares of common stock issued will be duly authorized, fully paid, and non-assessable. Distributions may be paid to the holders of common stock if and when declared by Duke's board of directors out of funds legally available for such distributions. Duke intends to continue to pay quarterly dividends.

        Under Indiana law, shareholders are generally not liable for Duke's debts or obligations. If Duke is liquidated, after payment or provision for all of Duke's known debts and liabilities and any preferential distributions required to be made to holders of preferred stock, each outstanding share of common stock will be entitled to participate pro rata in the remaining assets.

Change of Control Provisions

        Under Indiana law, shareholders holding a majority of the shares voting must approve for Duke to merge with or sell all or substantially all of its assets. Duke's articles of incorporation also contain provisions which may discourage certain types of transactions involving an actual or threatened change of control, including:

  •
  a requirement that certain mergers, sales of assets, liquidations or dissolutions, or reclassifications or recapitalizations involving persons owning 10% or more of Duke's capital stock:

  •
  be approved by a vote of the holders of 80% of the issued and outstanding shares of Duke's capital stock;

  •
  be approved by three-fourths of the continuing directors; or

  •
  provide for payment to shareholders for their shares of at least a specified price;

  •
  a requirement that any amendment or alteration of certain provisions of the articles of incorporation affecting change of control be approved by the holders of 80% of Duke's issued and outstanding capital stock; and

  •
  a limitation that directors may be removed only for cause and only with the affirmative vote of the holders of a majority of the shares of common stock entitled to vote in the election of directors.

        The partnership agreement for the Operating Partnership also contains provisions that could discourage transactions involving an actual or threatened change of control of Duke, including:

  •
  a requirement that holders of at least 90% of the outstanding partnership units held by Duke and other unit holders approve any voluntary sale, exchange, merger, consolidation or other disposition of all or substantially all of the assets of the Operating Partnership in one or more transactions other than a disposition occurring upon a financing or refinancing of the Operating Partnership;

  •
  a restriction against any assignment or transfer by Duke of its interest in the Operating Partnership; and

  •
  a requirement that holders of more than 90% of the partnership units approve:

  •
  any merger, consolidation or other combination of Duke with another entity, unless after the transaction substantially all of the assets of the surviving entity are contributed to the Operating Partnership in exchange for units;

  •
  any sale of all or substantially all of Duke's assets; or

  •
  any reclassification or recapitalization or change of outstanding shares of common stock other than certain changes in par value, stock splits, stock dividends or combinations.

        Duke's directors who are not officers or employees and who do not hold partnership units will vote on these matters.

Restrictions on Ownership

        For Duke to qualify as a REIT under the Internal Revenue Code:

  •
  no more than 50% in value of Duke's outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities) during the last half of a taxable year or during a proportionate part of a shorter taxable year; and

  •
  Duke's common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year.

        Because Duke expects to continue to qualify as a REIT, its articles of incorporation contain restrictions on the acquisition of common stock intended to ensure compliance with these requirements. Specifically, Duke's articles of incorporation contain restrictions that:

  •
  authorize but do not require Duke's board of directors to refuse to give effect to a transfer of common stock which, in its opinion, might jeopardize the status of Duke as a REIT;

  •
  nullify any attempted acquisition of shares which would result in the disqualification of Duke as a REIT;

  •
  give the board of directors the authority to take any actions it deems advisable to enforce the provision, which might include refusing to give effect to or seeking to enjoin a transfer which might jeopardize Duke's status as a REIT; and

  •
  require any shareholder to provide Duke such information regarding his or her direct and indirect ownership of common stock as Duke may reasonably require.

Limitations of Liability and Indemnification of Directors and Officers

        Indiana law and Duke's articles of incorporation generally exculpate each director and officer in actions by Duke or by its shareholders in derivative actions from liability, except in the case of:

  •
  any breach of the director's duty of loyalty to Duke or its shareholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  voting for or assenting to an unlawful distribution; or

  •
  any transaction from which the director derived an improper personal benefit.

        The articles of incorporation also provide that Duke will indemnify a present or former director or officer against expense or liability in an action to the fullest extent permitted by Indiana law. Indiana law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party, so long as:

  •
  the individual's conduct was in good faith;

  •
  the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the conduct was in the corporation's best interests and, in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and

  •
  in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful.

        We believe that the exculpation and indemnification provisions in Duke's articles of incorporation help induce qualified individuals to agree to serve as officers and directors of Duke by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in Duke's articles of incorporation and Indiana law give you a more limited right of action than you otherwise would have in the absence of such provisions. Duke also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by Duke's directors and officers in connection with the performance of their duties.

        The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over Duke against liabilities arising under the Securities Act of 1933. Insofar as the above provisions may allow that type of indemnification, the SEC has informed us that, in their opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Registrar and Transfer Agent

        The registrar and transfer agent for the common stock is American Stock Transfer & Trust Company, New York, New York.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes the material federal income tax consequences relating to the taxation of Duke as a REIT and the ownership and disposition of Duke's stock.

        If Duke offers one or more additional series of preferred stock or the Operating Partnership offers one or more additional series of debt securities, the prospectus supplement will include information about any additional material federal income tax consequences to holders of those shares of preferred stock or debt securities.

        Because this summary is intended only to address material federal income tax consequences relating to the ownership and disposition of Duke's stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending upon your particular tax situation;

  •
  special rules that we do not discuss below may apply if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company or otherwise subject to special tax treatment under the Internal Revenue Code;

  •
  this summary generally does not address state, local or non-U.S. tax considerations;

  •
  this summary deals only with Duke's stockholders that hold stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code; and

  •
  we do not intend this discussion to be, and you should not construe it as, tax advice.

        You should review the following discussion and consult with your own tax advisor to determine the effect of ownership and disposition of Duke's stock on your individual tax situation, including any state, local or non-U.S. tax consequences.

        We base the information in this section on the current Internal Revenue Code, current final, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Taxation of Duke as a REIT

        Duke believes that, commencing with its taxable year ended December 31, 1994, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and Duke intends to continue to be organized and to operate in such a manner. However, we cannot assure you that Duke has operated or will operate in a manner so as to qualify or remain qualified as a REIT.

Federal Income Taxation of Duke

        If Duke has qualified and continues to qualify for taxation as a REIT, it generally will not be subject to federal corporate income tax on that portion of its ordinary income or capital gain that is currently distributed to stockholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders, substantially eliminating the federal "double taxation" on earnings (once at the corporate level when earned and once again at the stockholder level when distributed) that usually results from investments in a corporation. Nevertheless, Duke will be subject to federal income tax as follows:

        First, Duke will be taxed at regular corporate rates on its undistributed "REIT taxable income," including undistributed net capital gains.

        Second, under some circumstances, Duke may be subject to the "alternative minimum tax" as a consequence of its items of tax preference.

        Third, if Duke has net income from the sale or other disposition of "foreclosure property" that Duke holds primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.

        Fourth, if Duke has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax.

        Fifth, if Duke should fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but has nonetheless maintained its qualification as a REIT because it has met other requirements, Duke will be subject to a 100% tax on (1) the gross income attributable to the greater of (a) the amount by which Duke fails the 75% test or (b) the amount by which 90% of Duke's gross income exceeds the amount of income qualifying for the 95% income test, multiplied by (2) a fraction intended to reflect Duke's profitability.

        Sixth, if Duke fails to distribute during each year at least the sum of

  •
  85% of its ordinary income for such year,

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  95% of its capital gain net income for such year, and

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  any undistributed taxable income from prior periods,

then Duke will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

        Seventh, if Duke should acquire any asset from a "C" corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and provided no election is made for the transaction to be currently taxable, and Duke subsequently recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which Duke acquired the asset, Duke generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that Duke recognizes at the time of the sale or disposition and the amount of gain that Duke would have recognized if Duke had sold the asset at the time Duke acquired the asset, the "Built-in Gains Tax".

        Duke owns direct or indirect interests in a number of taxable REIT subsidiaries, such as Duke Realty Construction, Inc. A "taxable REIT subsidiary" of Duke is a corporation in which Duke directly or indirectly owns stock and that elects, together with Duke, to be treated as a taxable REIT subsidiary of Duke. In addition, if a taxable REIT subsidiary of Duke owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of Duke. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary may perform some impermissible tenant services without causing Duke to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation.

For example, the Internal Revenue Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount made to Duke. In addition, Duke must pay a 100% tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between Duke, Duke's tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Duke's taxable REIT subsidiaries make interest and other payments to Duke and to third parties in connection with activities related to Duke's properties. We cannot assure you that Duke's taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to Duke. In addition, we cannot assure you that the IRS might not seek to impose the 100% tax on services performed by taxable REIT subsidiaries for tenants of Duke, or on a portion of the payments received by Duke from, or expenses deducted by, Duke's taxable REIT subsidiaries.

Requirements For Qualification

        To qualify as a REIT, Duke must elect to be treated as a REIT and must meet the requirements, discussed below, relating to Duke's organization, sources of income, and nature of assets.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

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  that is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

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  that would be taxable as a domestic corporation but for application of the REIT rules;

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  that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

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  that has at least 100 persons as beneficial owners;

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  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

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  that files an election or continues such election to be taxed as a REIT on its return for each taxable year;

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  that uses the calendar year as its taxable year; and

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  that satisfies the income tests, the asset tests, and the distribution tests, described below.

        The Internal Revenue Code provides that REITs must satisfy all of the first four preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT stockholders. Duke will be treated as having met the sixth requirement if Duke complies with certain Treasury Regulations for ascertaining the ownership of Duke's stock for such year and if Duke did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Duke's articles of incorporation currently include restrictions regarding transfer of its stock that, among other things, assist Duke in continuing to satisfy the fifth and sixth of these requirements.

        If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of Duke will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership's income, in both cases being based on its relative capital interest in the partnership. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, Duke's proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership's share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest) is treated as assets, liabilities and items of income of Duke for purposes of applying the requirements described herein.

        Income Tests.    In order to maintain qualification as a REIT, Duke must satisfy two gross income requirements. First, Duke must derive, directly or indirectly, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year from investments relating to real property or mortgages on real property, including "rents from real property," gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, Duke must derive at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year from any combination of income qualifying under the 75% test and dividends, interest, certain payments under hedging instruments and gain from the sale or disposition of stock or securities and certain hedging instruments.

        Rents received by Duke will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, "rents from real property" generally excludes any amount received directly or indirectly from any tenant if Duke, or an owner of 10% of more of Duke's outstanding stock, directly or constructively, owns 10% or more of such tenant taking into consideration the applicable attribution rules, which we refer to as a "related party tenant." Third, "rents from real property" excludes rent attributable to personal property except where such personal property is leased in connection with a lease of real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute "rents from real property" unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by Duke. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom Duke does not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to Duke to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income exceeds 1% of Duke's total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of Duke's total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as "rents from real property."

        Duke does not currently charge and does not anticipate charging rent that is based in whole or in part on the income or profits of any person. Duke also does not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

        The Operating Partnership does provide some services with respect to the properties. Duke believes that the services with respect to the properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that Duke believes may not be provided by Duke or the Operating Partnership directly without jeopardizing the qualification of rent as "rents from real property" are and will be performed by independent contractors or taxable REIT subsidiaries.

        The Operating Partnership and Duke receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the Operating Partnership. These fees, to the extent not paid with respect to the portion of these properties not owned, directly or indirectly, by Duke, will not qualify under the 75% gross income test or the 95% gross income test. The Operating Partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. Duke believes, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause Duke to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

        If Duke fails to satisfy the 75% gross income test or the 95% gross income test for any taxable year, it may nevertheless qualify as a REIT for that year if it is eligible for relief under the Internal Revenue Code. This relief provision generally will be available if:

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  Duke's failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  Duke attaches a schedule of the nature and amount of each item of income to its federal income tax return; and

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  the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.

        We cannot state whether in all circumstances Duke would be entitled to the benefit of this relief provision. For example, if Duke fails to satisfy the gross income tests because non-qualifying income that Duke intentionally incurs exceeds the limits on such income, the IRS could conclude that Duke's failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Internal Revenue Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

        Asset Tests.    At the close of each quarter of its taxable year, Duke also must satisfy four tests relating to the nature and diversification of its assets:

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  At least 75% of the value of Duke's total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities.

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  No more than 25% of the value of Duke's total assets may be represented by securities other than those in the 75% asset class.

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  Except for equity investments in REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as "real estate assets" for purposes of the 75% asset test:

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  the value of any one issuer's securities owned by Duke may not exceed 5% of the value of Duke's total assets;

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  Duke may not own more than 10% of any one issuer's outstanding voting securities; and

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  Duke may not own more than 10% of the value of the outstanding securities of any one issuer.

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  No more than 20% of Duke's total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are "straight debt" as defined in Section 1361 of the Internal Revenue Code and one of the following conditions is met:

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  the issuer is an individual;

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  the only securities of the issuer that Duke (or a taxable REIT subsidiary of Duke) holds are straight debt; or

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  if the issuer is a partnership, Duke holds at least a 20% profits interest in the partnership.

        Duke believes that the aggregate value of its securities issued by its taxable REIT subsidiaries does not exceed 20% of the aggregate value of its gross assets. As of each relevant testing date prior to the election to treat each corporate subsidiary of Duke or any other corporation in which Duke owns an interest (other than another REIT or a qualified REIT subsidiary) as a taxable REIT subsidiary, which election first became available on January 1, 2001, Duke believes it did not own more than 10% of the voting securities of any such entity. In addition, Duke believes that as of each relevant testing date prior to the election to treat each corporate subsidiary of Duke or any other corporation in which Duke owns an interest (other than another REIT or a qualified REIT subsidiary) as a taxable REIT subsidiary of Duke, the value of the securities, including debt, of any such corporation or other issuer owned (or treated as owned) by Duke did not exceed 5% of the total value of Duke's assets.

        With respect to each issuer in which Duke currently owns an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Duke believes that the value of the securities, including debt, of any such issuer owned (or treated as owned) by Duke does not exceed 5% of the total value of Duke's assets and that it complies with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with Duke's determinations.

        After initially meeting the asset tests at the close of any quarter, Duke will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, Duke can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. Duke intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

Annual Distribution Requirements

        To qualify for taxation as a REIT, the Internal Revenue Code requires Duke to make distributions (other than capital gain distributions) to its stockholders in an amount at least equal to (a) the sum of: (1) 90% of Duke's "REIT taxable income" (computed without regard to the dividends paid deduction and Duke's net capital gain), and (2) 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

        Duke must pay distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year's distribution requirement if the dividends satisfy one of the following two sets of criteria:

  •
  Duke declares the dividends in October, November or December, the dividends are payable to stockholders of record on a specified date in such a month, and Duke actually pays the dividends during January of the subsequent year; or

  •
  Duke declares the dividends before it timely files its federal income tax return for such year, Duke pays the dividends in the 12-month period following the close of the prior year and not later than the first regular dividend payment after the declaration, and Duke elects on its federal income tax return for the prior year to have a specified amount of the subsequent dividend treated as if paid in the prior year.

        Even if Duke satisfies the foregoing distribution requirements, Duke will be subject to tax thereon to the extent that it does not distribute all of its net capital gain or "REIT taxable income" as adjusted. Furthermore, if Duke fails to distribute at least the sum of 85% of its ordinary income for that year; 95% of its capital gain net income for that year; and any undistributed taxable income from prior periods, Duke would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

        In addition, if during the 10-year recognition period, Duke disposes of any asset subject to the built-in gain rules described above, Duke must, pursuant to guidance issued by the IRS, distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

        Duke may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, Duke may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by Duke. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

        Duke intends to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the partnership agreement of the Operating Partnership authorizes Duke, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit Duke to meet these distribution requirements.

        We expect that Duke's REIT taxable income will be less than its cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, Duke anticipates that it generally will have sufficient cash or liquid assets to enable it to satisfy the 90% distribution requirement. It is possible, however, that Duke, from time to time, may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, Duke may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the distribution requirement or avoid such income or excise taxation.

        In the event that Duke is subject to an adjustment to its REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between Duke and the IRS under Section 7121 of the Internal Revenue Code, or an agreement as to tax liability between Duke and an IRS district director, Duke may be able to rectify any resulting failure to meet the 90% annual distribution requirement by paying "deficiency dividends" to stockholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, Duke must make the distribution within 90 days of the adverse determination and Duke also must satisfy other procedural requirements. If Duke satisfies the statutory requirements of Section 860 of the Internal Revenue Code, a deduction is allowed for any deficiency dividend subsequently paid by Duke to offset an increase in Duke's REIT taxable income resulting from the adverse determination. Duke, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure To Qualify

        If Duke fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, Duke will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Duke fails to qualify as a REIT will not be deductible by Duke nor will they be required to be made. In that event, to the extent of Duke's positive current and accumulated earnings and profits, distributions to stockholders will be dividends, generally taxable at long-term capital gains tax rates (as described below), subject to certain limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Duke is entitled to relief under specific statutory provisions, Duke also will be disqualified from taxation as a REIT for the four taxable years following the year during which Duke lost its REIT qualification. We cannot state whether in all circumstances Duke would be entitled to such statutory relief. For example, if Duke fails to satisfy the gross income tests because non-qualifying income that Duke intentionally incurs exceeds the limit on such income, the IRS could conclude that Duke's failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Stockholders

        As used in this prospectus, the term "U.S. Stockholder" means a holder of Duke stock that, for federal income tax purposes:

  •
  is a citizen or resident of the United States;

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  is a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

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  is an estate, the income of which is subject to federal income taxation regardless of its source; or

  •
  is any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

        For any taxable year for which Duke qualifies for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

        Distributions Generally.    Distributions to U.S. Stockholders, other than capital gain dividends discussed below, will constitute dividends up to the amount of Duke's positive current and accumulated earnings and profits and, to that extent, will be taxable to the U.S. Stockholders. These distributions are not eligible for the dividends received deduction for corporations. On May 28, 2003, President Bush signed into law the Jobs Growth Tax Relief Reconciliation Act of 2003. Under this new law, certain "qualified dividend income" received by U.S. non-corporate shareholders in taxable years 2003 through 2008 is subject to tax at the same tax rates as long-term capital gain (generally, under the new law, a maximum rate of 15% for such taxable years). Dividends received from REITs, however, generally are not eligible for these reduced rates and, therefore, will continue to be subject to tax at ordinary income rates (generally, a maximum rate of 35% for taxable years 2003-2008), subject to two narrow exceptions. Under the first exception, dividends received from a REIT may be treated as "qualified dividend income" eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends paid by a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT's "REIT taxable income" for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT's income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year. We do not anticipate that a material portion of our distributions will be treated as qualified dividend income.

        To the extent that Duke makes a distribution in excess of its positive current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder's stock, and then the distribution in excess of such basis will be taxable to the U.S. Stockholder as gain realized from the sale of its stock. Dividends declared by Duke in October, November or December of any year payable to a U.S. Stockholder of record on a specified date in any such month will be treated as both paid by Duke and received by the stockholders on December 31 of that year, provided that Duke actually pays the dividends during January of the following calendar year.

        Capital Gain Distributions.    Distributions to U.S. Stockholders that Duke properly designates as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed Duke's actual net capital gain) for the taxable year without regard to the period for which the U.S. Stockholder has held his or her stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends received deduction for corporations.

        Duke may elect to retain and pay income tax on net long-term capital gain that it received during the tax year. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gains as designated by Duke. The U.S. Stockholders will also be deemed to have paid their proportionate share of the tax, which would be credited against such stockholders' U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Stockholders' shares will be increased by the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

        Any capital gain with respect to capital assets held for more than one year that is recognized or otherwise properly taken into account on or after May 6, 2003 and before January 1, 2009, generally will be taxed to a non-corporate taxpayer at a maximum rate of 15%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions designated by Duke as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, Duke may designate, and will notify its shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gains rates (currently at a minimum rate of 15%) or at the 25% rate applicable to unrecaptured depreciation.

        Passive Activity Loss and Investment Interest Limitations.    Distributions from Duke and gain from the disposition of Duke stock will not be treated as passive activity income and, therefore, U.S. Stockholders will not be able to apply any "passive losses" against such income. Dividends from Duke (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of Duke stock or capital gain dividends generally will be excluded from investment income unless the U.S. Stockholder elects to have the gain taxed at ordinary income rates. Stockholders are not allowed to include on their own federal income tax returns any tax losses of Duke.

        Dispositions of Shares.    In general, U.S. Stockholders will realize capital gain or loss on the disposition of Duke stock equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that stockholders' adjusted basis in the stock. This gain or loss will be a capital gain or loss if the U.S. Stockholder has held the shares as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if the stockholder has held the asset for more than one year, it will produce long-term capital gain) and the stockholder's tax bracket (the maximum rate for non-corporate taxpayers currently being 15%). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of Duke stock that would correspond to Duke's "unrecaptured Section 1250 gain." Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Stockholder from Duke that were required to be treated as long-term capital gains.

        Treatment of Tax-Exempt Stockholders.    Distributions from Duke to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute "unrelated business taxable income," which we refer to as "UBTI," unless the stockholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

        However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in Duke will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Qualified trusts that hold more than 10% (by value) of the shares of "pension-held REITs" may be required to treat a certain percentage of such a REIT's distributions as UBTI. A REIT is a "pension-held REIT" only if the REIT would not qualify as such for federal income tax purposes but for the application of a "look-through" exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. The restrictions on ownership of common stock in Duke's articles of incorporation generally will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing Duke stock, absent a waiver of the restrictions by the board of directors.

Special Tax Considerations For Non-U.S. Stockholders

        In general, non-U.S. Stockholders will be subject to regular federal income tax with respect to their investment in Duke if the income from the investment is "effectively connected" with the non-U.S. Stockholder's conduct of a trade or business in the United States. A corporate

non-U.S. Stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Internal Revenue Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Stockholders whose income from their investments in Duke is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

        A distribution by Duke that is not attributable to gain from the sale or exchange by Duke of a "United States real property interest" and that Duke does not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that Duke pays the distribution out of current or accumulated earnings and profits of Duke. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by Duke, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of Duke's earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Stockholder's basis in its stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of stock.

        Distributions by Duke that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. Stockholder under the Foreign Investment in Real Property Tax Act of 1980, or "FIRPTA." Such distributions are taxed to a non-U.S. Stockholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a non-U.S. Stockholder will be taxed at the normal capital gain rates applicable to a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

        Although the law is not clear on this matter, it appears that amounts designated by Duke as undistributed capital gains in respect of the Duke stock generally should be treated with respect to non-U.S. Stockholders in the same manner as actual distributions by Duke of capital gain dividends. Under that approach, the non-U.S. Stockholder would be able to offset as a credit against its resulting federal income tax liability an amount equal to its proportionate share of the tax paid by Duke on the undistributed capital gains and to receive from the IRS a refund to the extent its proportionate share of this tax paid by Duke were to exceed its actual federal income tax liability.

        Although tax treaties may reduce Duke's withholding obligations, Duke generally will be required to withhold from distributions to non-U.S. Stockholders, and remit to the IRS, 35% of designated capital gain dividends (or, if greater, 35% of the amount of any distributions that could be designated as capital gain dividends) and 30% of ordinary dividends paid out of earnings and profits. In addition, if Duke designates prior distributions as capital gain dividends, subsequent distributions, up to the amount of such prior distributions that Duke designated as capital gains dividends, will be treated as capital gain dividends for purposes of withholding. In addition, Duke may be required to withhold 10% of distributions in excess of Duke's current and accumulated earnings and profits. If the amount of tax withheld by Duke with respect to a distribution to a non-U.S. Stockholder exceeds the stockholder's United States tax liability, the non-U.S. Stockholder may file for a refund of such excess from the IRS.

        Duke expects to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Stockholder unless:

  •
  a lower treaty rate applies and the non-U.S. Stockholder files with Duke an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate;

  •
  the non-U.S. Stockholder files with Duke an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Stockholder's trade or business so that no withholding tax is required; or

  •
  the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at a 35% rate.

        Unless the Duke stock constitutes a "U.S. real property interest" within the meaning of FIRPTA, a sale of Duke stock by a non-U.S. Stockholder generally will not be subject to federal income taxation. The Duke stock will not constitute a U.S. real property interest if Duke is a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Stockholders. We currently anticipate that Duke will be a domestically-controlled REIT and, therefore, that the sale of Duke stock will not be subject to taxation under FIRPTA. However, because the Duke stock will be publicly traded, we cannot assure you that Duke will be a domestically-controlled REIT. If Duke were not a domestically-controlled REIT, a non-U.S. Stockholder's sale of Duke stock would be subject to tax under FIRPTA as a sale of a U.S. real property interest unless the stock were "regularly traded" on an established securities market (such as the New York Stock Exchange) on which the stock will be listed and the selling stockholder owned no more than 5% of the common stock throughout the applicable testing period. If the gain on the sale of stock were subject to taxation under FIRPTA, the non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if Duke's stock is not a U.S. real property interest, a nonresident alien individual's gains from the sale of stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

        A purchaser of Duke stock from a non-U.S. Stockholder will not be required to withhold under FIRPTA on the purchase price if the purchased stock is "regularly traded" on an established securities market or if Duke is a domestically-controlled REIT. Otherwise, the purchaser of Duke stock from a non-U.S. Stockholder may be required to withhold 10% of the purchase price and remit this amount to the IRS. Duke's common stock currently is traded on the New York Stock Exchange. We believe that Duke qualifies under both the regularly traded and the domestically-controlled REIT exceptions to withholding but we cannot provide any assurance to that effect.

        Upon the death of a nonresident alien individual, that individual's Duke stock will be treated as part of his or her U.S. estate for purposes of the U.S. estate tax, except as may be otherwise provided in an applicable estate tax treaty.

Information Reporting Requirements and Backup Withholding Tax

        U.S. Stockholders.    In general, information reporting requirements will apply to payments of distributions on Duke's stock and payments of the proceeds of the sale of Duke's stock, unless an exception applies. Further, the payer will be required to withhold backup withholding tax if:

  •
  the payee fails to furnish a taxpayer identification number to the payer or to establish an exemption from backup withholding;

  •
  the IRS notifies the payer that the taxpayer identification number furnished by the payee is incorrect;

  •
  a notified payee has been under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  •
  the payee has failed to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's federal income tax and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

        Non-U.S. Stockholders.    Generally, information reporting will apply to payments of distributions on Duke's stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of Duke's stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. Stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Stockholder of Duke's stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Stockholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of these Treasury regulations varies depending on the stockholder's particular circumstances, you should consult your tax advisor regarding the information reporting requirements applicable to you.

Tax Aspects of the Operating Partnership

        General.    The Operating Partnership holds substantially all of Duke's investments. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. Duke includes in its income its proportionate share of the these Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Duke includes its proportionate share of assets held by the Operating Partnership.

        Tax Allocations with Respect to the Properties.    Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which we refer to as a "book-tax difference." These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

        In general, the partners who have contributed interests in appreciated properties to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and Duke generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of the properties. This will tend to eliminate the book-tax difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Internal Revenue Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause Duke to be allocated lower depreciation and other deductions and possibly amounts of taxable income in the event of a sale of the contributed assets in excess of the economic or book income allocated to it as a result of the sale. This may cause Duke to recognize taxable income in excess of cash proceeds, which might adversely affect Duke's ability to comply with the REIT distribution requirements.

        Treasury Regulations under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including the "traditional method" that may leave some of the book-tax differences unaccounted for, or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Operating Partnership and Duke have determined to use the "traditional method" for accounting for book-tax differences with respect to the properties contributed to the Operating Partnership. As a result of this determination, distributions to stockholders will be comprised of a greater portion of taxable income and less return of capital than if another method for accounting for book-tax differences had been selected. The Operating Partnership and Duke have not determined which of the alternative methods of accounting for book-tax differences will be elected with respect to properties contributed to the Operating Partnership in the future.

        With respect to any property purchased by the Operating Partnership, this property initially will have a tax basis equal to its fair market value and Section 704(c) of the Internal Revenue Code will not apply.

        Basis in Operating Partnership Interest.    Duke's adjusted tax basis in its interest in the Operating Partnership generally:

  •
  will equal the amount of cash and the basis of any other property contributed to the Operating Partnership by Duke;

  •
  will increase by its allocable share of the Operating Partnership's income and its allocable share of debt of the Operating Partnership; and

  •
  will decrease, but not below zero, by Duke's allocable share of losses suffered by the Operating Partnership, the amount of cash distributed to Duke, and constructive distributions resulting from a reduction in Duke's share of debt of the Operating Partnership.

        If the allocation of Duke's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of Duke's partnership interest in the Operating Partnership, the recognition of the excess loss will be deferred until such time and to the extent that Duke has an adjusted tax basis in its interest in the Operating Partnership. To the extent that the Operating Partnership's distributions, or any decrease in Duke's share of the debt of the Operating Partnership (such decreases being considered a cash distribution to the partners) exceed Duke's adjusted tax basis, the excess distributions

(including such constructive distributions) constitute taxable income to Duke. This taxable income normally will be characterized as long-term capital gain if Duke has held its interest in the Operating Partnership for longer than one year, subject to reduced tax rates described above for non-corporate U.S. Stockholders, to the extent designated by Duke as a capital gain dividend. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

        Sale of the Properties.    Duke's share of gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Prohibited transaction income also may have an adverse effect upon Duke's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether the Operating Partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

State and Local Tax

        Duke and its stockholders may be subject to state and local tax in various states and localities, including those in which it or they transact business, own property or reside. The tax treatment of Duke and the stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Duke's stock.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriting syndicates represented by one or more managing underwriters;

  •
  to or through underwriters or dealers;

  •
  through agents; or

  •
  directly to one or more purchasers.

        We may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

        In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than Duke's common stock, which is currently listed on the New York Stock Exchange. We currently intend to list any shares of common stock sold pursuant to this prospectus on the New York Stock Exchange. We may elect to list any series of debt securities, preferred stock or depositary shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business.

        If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

LEGAL MATTERS

        Alston & Bird LLP, Raleigh, North Carolina has passed upon the validity of the securities offered by this prospectus.

EXPERTS

        The Consolidated Financial Statements and related Schedule of Duke and of the Operating Partnership as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, each incorporated herein by reference, have been incorporated herein in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, and June 30, 2003 and 2002, incorporated by reference in this prospectus, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in our quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and incorporated by reference in this prospectus, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 25049. Please call the SEC at (800) SEC-0330 for further information about the public reference facilities. These documents also may be accessed through the SEC's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the SEC's home page on the Internet (http://www.sec.gov). In addition, since some of our securities are listed on the New York Stock Exchange, you can read our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is terminated. We also specifically incorporate by reference any of these filings made after the date of the initial registration statement and prior to effectiveness of the registration statement.

  •
  Duke's annual report on Form 10-K for the year ended December 31, 2002;

  •
  The Operating Partnership's annual report on Form 10-K for the year ended December 31, 2002;

  •
  Duke's quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

  •
  The Operating Partnership's quarterly reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

  •
  Duke's current reports on Form 8-K dated October 9, 2002, July 24, 2003, August 25, 2003 and September 5, 2003;

  •
  The Operating Partnership's current reports on Form 8-K dated October 9, 2002, January 9, 2003, May 15, 2003 and September 5, 2003; and

  •
  The description of Duke's common stock included in Duke's registration statement on Form 8-A dated January 2, 1986, as amended.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  Investor Relations
  Duke Realty Corporation
  600 East 96th Street, Suite 100
  Indianapolis, Indiana 46240
  Telephone: (317) 808-6000

        We also maintain an Internet site at http://www.dukerealty.com at which there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

$100,000,000

Medium-Term Notes
Due Nine Months or More
From Date of Issue

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.
Banc One Capital Markets, Inc.
Credit Suisse First Boston
Deutsche Bank Securities
JPMorgan
UBS Investment Bank
Wachovia Securities

January 7, 2004

QuickLinks

ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS
RISK FACTORS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF THE NOTES
FEDERAL INCOME TAX CONSIDERATIONS
SUPPLEMENTAL PLAN OF DISTRIBUTION
LEGAL MATTERS

ABOUT THIS PROSPECTUS
DUKE AND THE OPERATING PARTNERSHIP
USE OF PROCEEDS
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON STOCK
FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION